Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253532
CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
AvalonBay Communities, Inc. 1.900% Senior Notes due 2028	$400,000,000	99.869%	$399,476,000	$37,032

(1)
The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Act”). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-253532 filed by the registrant on February 25, 2021.

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 25, 2021)
$400,000,000
AvalonBay Communities, Inc.
1.900% Senior Notes due 2028

The notes will bear interest at the rate of 1.900% per year. Interest on the notes will be payable on June 1 and December 1 of each year, beginning on June 1, 2022. The notes will mature on December 1, 2028 unless we redeem them earlier. We may redeem the notes at our option, at any time in whole or in part, at the redemption price described in “Description of the Notes — Optional Redemption.”
As described under “Use of Proceeds,” we intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, one or more new or existing Eligible Green Projects, as defined in this prospectus supplement.
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding.
The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange. Currently, there is no public market for the notes.
Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 1 of the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Senior Note	Total
Public offering price(1)	99.869%	$399,476,000
Underwriting discount	0.625%	$2,500,000
Proceeds, before expenses, to us	99.244%	$396,976,000

(1)
The public offering price does not include accrued interest, if any. Interest on the notes will accrue from November 18, 2021.

The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear system, on or about November 18, 2021.
Joint Book-Running Managers
BofA Securities	Deutsche Bank Securities		PNC Capital Markets LLC		Wells Fargo Securities
Barclays	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	Truist Securities
Co-Managers
TD Securities	BNY Mellon Capital Markets, LLC	RBC Capital Markets	Ramirez & Co., Inc.
	Scotiabank	US Bancorp
The date of this prospectus supplement is November 8, 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration statement. Our shelf registration statement allows us to offer from time to time a variety of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the notes offered hereby and other information that you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus.
Generally, when we refer to this “prospectus supplement,” we are referring to this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and supersede the information in the accompanying prospectus. It is important for you to read and carefully consider all information contained in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Information by Reference” in this prospectus supplement before investing in our notes.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated herein or therein by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” or similar expressions in this prospectus supplement and the accompanying prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, especially the “Risk Factors” sections beginning on page S-4 of this prospectus supplement and page 1 of the accompanying prospectus before making an investment decision regarding the notes.
About Our Company
AvalonBay Communities, Inc. is a Maryland corporation that has elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). We focus on the development, redevelopment, acquisition, ownership and operation of multifamily communities in New England, the New York/New Jersey metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in our expansion markets of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado.
At September 30, 2021, we owned or held a direct or indirect ownership interest in 276 operating apartment communities containing 81,968 apartment homes in 13 states and the District of Columbia. In addition, we owned or held a direct or indirect ownership interest in 17 communities under development that are expected to contain an aggregate of 5,448 apartment homes when completed, as well as The Park Loggia, which contains 172 for-sale residential condominiums, of which 113 have been sold as of September 30, 2021, and 66,000 square feet of commercial space, of which 87% has been leased as of September 30, 2021. We also owned or held a direct or indirect ownership interest in land or rights to land on which we expect to develop an additional 22 communities that, if developed as expected, will contain an estimated 7,376 apartment homes.
Our principal executive offices are located at 4040 Wilson Boulevard, Suite 1000, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300. Our website is located at www.avalonbay.com. Information on our website is not deemed to be a part of this prospectus supplement and the accompanying prospectus.

The Offering
The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement under the heading “Description of the Notes” and in the accompanying prospectus under the heading “Description of Debt Securities.”
Issuer
AvalonBay Communities, Inc.
Securities Offered
$400,000,000 aggregate principal amount of 1.900% senior notes due 2028.
Maturity Date
December 1, 2028 unless earlier redeemed.
Interest Rate and Payment
Dates
1.900% per year. Interest will be payable semi-annually, in cash, on June 1 and December 1 of each year, beginning June 1, 2022.
Optional Redemption
We may redeem on any one or more occasions some or all of the notes before they mature at a redemption price equal to the sum of (i) 100% of the principal amount of the notes being redeemed plus accrued interest on such notes up to, but not including, the date of redemption, and (ii) the Make-Whole Amount, as defined herein, if any, with respect to such notes. Notwithstanding the foregoing, if the notes are redeemed on or after October 1, 2028 (two months prior to their maturity date), the redemption price will not include the Make-Whole Amount. See “Description of the Notes — Optional Redemption” in this prospectus supplement.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to our mortgages and our other secured indebtedness to the extent of the value of the collateral securing such indebtedness.
Sinking Fund
The notes will not be subject to any sinking fund provision.
Form and Denominations
The notes will be issued in the form of one or more fully registered global notes, without coupons, in denominations of $2,000 and integral multiples of $1,000. See “Description of the Notes —  General” in this prospectus supplement.
Covenants
We will issue the notes under an indenture with The Bank of New York Mellon, as trustee. Under the indenture governing the notes, we have agreed, among other things, to certain restrictions on incurring debt, using our assets as security in other transactions and other restrictions. See “Description of Debt Securities — Covenants —  Additional Covenants Applicable to Notes Issued Under the 2018 Indenture” in the accompanying prospectus.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $396.2 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, one or more new or existing Eligible Green Projects. Pending such allocation, we may use the net proceeds from this offering to reduce indebtedness outstanding under our $1,750,000,000 revolving variable rate unsecured credit facility (the “Credit Facility”) and for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness. Pending such uses, we may temporarily invest all or a portion of the net proceeds from this offering in cash or cash equivalents and/or hold such proceeds in accordance with our internal liquidity policy. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Conflicts of Interest
Affiliates of certain of the underwriters are lenders under our Credit Facility. To the extent that we use the net proceeds from this offering to reduce indebtedness outstanding under our Credit Facility, such affiliates of the underwriters may receive a portion of the net proceeds from this offering. Additionally, we may use a portion of the net proceeds from this offering to refinance past Eligible Green Projects, and certain of the underwriters or certain of their affiliates may be participants in the current financing of such Eligible Green Projects. See “Underwriting (Conflicts of Interest).”
Risk Factors
You should read carefully the “Risk Factors” sections beginning on page S-4 of this prospectus supplement and page 1 of the accompanying prospectus as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, for certain considerations relevant to an investment in the notes.
Trading
The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, may not be maintained. We have not applied and do not intend to apply for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.
Further Issuances
We may from time to time, without notice to or consent of existing note holders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and the date upon which the first payment of interest is made. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

RISK FACTORS
You should carefully consider the following risks and the risks described in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020 and the documents we file with the SEC after the date of this prospectus supplement that are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only risks that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities, including the notes, could decline if any of these risks materialize, and you may lose all or part of your investment.
Risks Relating to this Offering
Our indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the notes and otherwise adversely impact our business and growth prospects.
The amount and terms of our indebtedness could have important consequences to you. For example, it could:
•
make it more difficult for us to satisfy our obligations with respect to the notes and other indebtedness;

•
increase our vulnerability to adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to the payment of interest on, and principal of, our indebtedness, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

•
limit our ability to borrow money or sell stock to fund our projects, working capital, capital expenditures, general corporate purposes or acquisitions;

•
restrict us from making strategic acquisitions or exploiting business opportunities;

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place us at a disadvantage compared to competitors that have less debt; and

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

In addition, the terms of the Credit Facility, the mortgages on our properties that are subject to secured debt, and the indentures under which a substantial portion of our debt was issued require that we comply with a number of customary financial and other covenants, such as maintaining debt service coverage and leverage ratios. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate all or a portion of our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, or at all.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in amounts or on terms sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs, including cash distributions to stockholders necessary to maintain our REIT qualification. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need or otherwise seek to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•
our financial condition and market conditions at the time; and

•
restrictions applicable to our outstanding debt and securities under the relevant indentures, in the credit agreement governing the Credit Facility and in the agreements governing our other outstanding indebtedness.

As a result, we may not be able to refinance all or any portion of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may take actions such as issuing additional debt, which may be secured, equity or equity-linked securities or delaying capital expenditures, or seeking strategic acquisitions and joint ventures, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.
We may incur significant additional debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.
The terms of the notes and the Indenture (as defined in the “Description of the Notes”) restrict us from incurring additional indebtedness under certain circumstances. However, these limitations are subject to numerous exceptions. See “Description of the Notes — Covenants — Additional Covenants Applicable to Notes Issued Under the 2018 Indenture” in this prospectus supplement. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the notes and the Indenture, including repurchasing indebtedness or paying distributions, could have the effect of diminishing our ability to make payments on the notes when due. Additionally, except as set forth under “Description of the Notes — Covenants — Additional Covenants Applicable to Notes Issued Under the 2018 Indenture” in the accompanying prospectus, the Indenture does not contain any provisions applicable to these notes that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.
The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured and unsubordinated indebtedness. However, the notes will be effectively junior in right of payment to all of our existing and future mortgage indebtedness and our other secured indebtedness to the extent of the value of the collateral securing such indebtedness. While the Indenture will limit our ability to incur secured indebtedness in the future, it will not prohibit us from incurring such indebtedness if we and our subsidiaries are in compliance with certain financial ratios and other requirements at the time of its incurrence. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.
The notes also will be effectively junior to all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and all existing and future equity not owned by us, if any, in our subsidiaries. Holders of the notes will not be creditors of our subsidiaries. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.
There is no public trading market for the notes, which could limit their market price or the ability to sell them for an amount equal to, or higher than, their initial offering price.
The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange. Accordingly, there can be no assurance that an active public trading market for the notes will ever develop and, even if one develops, will be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices, or at all. If any of the notes are traded after their purchase, they may trade at a discount from their initial offering price. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, outstanding amount of the notes, the financial condition, results of operations, business, prospects and credit quality of AvalonBay Communities, Inc. and its subsidiaries and other comparable entities, the ratings our senior debt receives from rating agencies, the market for similar securities, the overall securities market and the tax treatment of the notes. The liquidity of the trading market, if any, and future trading prices of the notes may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control.
The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time without notice.
We may choose to redeem the notes prior to maturity.
As described under “Description of the Notes — Optional Redemption,” we may at our option redeem the notes any time in whole, or from time to time in part, at the redemption prices described under such caption. Consequently, your notes may be redeemed at times when prevailing interest rates are lower than the effective interest rate paid on your notes. As a result, we cannot assure you that you will be able to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and that has a similar level of investment risk.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Any downgrade in our credit ratings could negatively affect our financial condition and reduce the market value of the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Any downgrades of us or our securities by the rating agencies could make it more difficult or costly for us to access additional external financing and could have an adverse effect on our results of operations or financial condition. Additionally, any actual or anticipated downgrade of our credit ratings could negatively affect the ability of holders of the notes to sell their notes and the prices at which the notes may be sold.
These credit ratings may not reflect the potential impact of risks relating to the structure, marketing or trading of the notes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertake any obligation to maintain the ratings or to advise holders of notes of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.
We are not contractually required to allocate net proceeds from the sale of the notes to Eligible Green Projects, and our failure to do so could adversely impact the value of the notes.
We are not contractually required to allocate the net proceeds from the sale of the notes to Eligible Green Projects or to comply with any criteria or procedures relating to the use of such net proceeds or the selection or administration of Eligible Green Projects, including, without limitation, the criteria and reporting and other procedures described under “Use of Proceeds” in this prospectus supplement. The market price of the notes may be adversely affected by any failure by us to allocate an amount equal to the net proceeds from this offering to Eligible Green Projects to comply with any of the criteria or reporting or other procedures relating to Eligible Green Projects as described under “Use of Proceeds” in this prospectus supplement, or to meet or continue to meet the investment requirements of certain environmentally focused investors with respect to the notes. Although we intend to allocate an amount equal to the net proceeds from this offering to Eligible Green Projects as described under “Use of Proceeds,” it will not constitute a breach of our obligations under, or a default or an event of default under, the notes or the Indenture if we fail to allocate such net proceeds to Eligible Green Projects or to comply with any of the criteria or reporting or other procedures relating thereto, including those described under “Use of Proceeds” in this prospectus supplement, and holders of the notes will have no remedies or recourse under the notes or the Indenture for any such failure.
We may use or allocate the net proceeds from this offering in ways with which you may not agree.
We intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, one or more new or existing Eligible Green Projects. Pending such allocation, we may use the net proceeds from this offering to reduce indebtedness outstanding under the Credit Facility and for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness. Pending such uses, we may temporarily invest all or a portion of the net proceeds from this offering in cash or cash equivalents and/or hold such proceeds in accordance with our internal liquidity policy. We will retain broad discretion over the use or allocation of the net proceeds from this offering and you may not agree with the ultimate use or allocation of these net proceeds.
There are no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by us or third parties with respect to the notes may not be suitable for the investment criteria of an investor.
There is no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is or can be given to investors that any Eligible Green Projects selected for an allocation of funds from the net proceeds of the sale of the notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, nor can there be any assurance that any adverse environmental, social and/or other impacts will not occur during the implementation, construction or operation of any Eligible Green Projects to which we allocate net proceeds from the sale of the notes. In addition, there can be no assurance that Eligible Green Projects that we expect will receive a third-party sustainable certification or verification, such as a LEED or BREEAM certification or Energy Star rating, will actually receive such certification or rating or will otherwise meet our expectations with respect to various measures of sustainability.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions, in each case, to the extent applicable. We caution investors that any such forward-looking statements are based on current beliefs or expectations of future events and on assumptions made by, and information currently available to, our management. You can identify forward-looking statements by our use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will,” “pursue” and other similar expressions in this prospectus supplement, that predict or indicate future events and trends and that do not report historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:
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the impact of the COVID-19 pandemic on our business, results of operations and financial condition as a result of the factors described below or other factors;

•
our potential development, redevelopment, acquisition or disposition of communities;

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the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

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the timing of lease-up, occupancy and stabilization of apartment communities;

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the timing and net sales proceeds of condominium sales;

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the pursuit of land on which we are considering future development;

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the anticipated operating performance of our communities;

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cost, yield, revenue, net operating income and earnings estimates;

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the impact of landlord-tenant laws and rent regulations;

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our expansion into new markets;

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our declaration or payment of dividends;

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our joint venture and discretionary fund activities;

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our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

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our qualification as a REIT under the Code;

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the real estate markets in Metro New York/New Jersey, Northern and Southern California, Denver, Colorado, Southeast Florida, Dallas and Austin, Texas and Charlotte and Raleigh-Durham, North Carolina, and markets in selected states in the Mid-Atlantic, New England and Pacific Northwest regions of the United States and in general;

•
the availability of debt and equity financing;

•
interest rates;

•
general economic conditions including the potential impacts from current economic conditions and the COVID-19 pandemic;

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trends affecting our financial condition or results of operations; and

•
the impact of outstanding legal proceedings.

We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. We do not undertake a duty to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date of this report. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. You should carefully review the risk factors described in this prospectus supplement and the accompanying prospectus, in each case, under the caption “Risk Factors,” for a further discussion of risks associated with forward-looking statements.
Risks and uncertainties that might cause such differences include those related to the COVID-19 pandemic, including, among other factors, (i) the effect on the multifamily industry and the general economy of measures taken by businesses and the government to prevent the spread of the novel coronavirus and relieve economic distress of consumers, such as governmental limitations on the ability of multifamily owners to evict residents who are delinquent in the payment of their rent and (ii) the preferences of consumers and businesses for living and working arrangements both during and after the pandemic. In addition, the effects of the pandemic are likely to heighten the following risks, which we routinely face in our business.
Some of the factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:
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we may fail to secure development opportunities due to an inability to reach agreements with third-parties to obtain land at attractive prices or to obtain desired zoning and other local approvals;

•
we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses;

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construction costs of a community may exceed our original estimates;

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we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues;

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the timing and net proceeds of condominium sales may not equal our current expectations;

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occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control;

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financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the development of our pipeline which could limit our pursuit of opportunities;

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the impact of new landlord-tenant laws and rent regulations may be greater than we expect;

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our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness;

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we may be unsuccessful in our management of joint ventures and the REIT vehicles that are used with certain joint ventures;

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laws and regulations implementing rent control or rent stabilization, or otherwise limiting our ability to increase rents, charge fees or evict tenants, may impact our revenue or increase our costs;

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our expectations, estimates and assumptions as of the date of this filing regarding outstanding legal proceedings are subject to change; and

•
the possibility that we may choose to pay dividends in our stock instead of cash, which may result in stockholders having to pay taxes with respect to such dividends in excess of the cash received, if any.

The risks set forth above are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein,

may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment, particularly in light of the circumstances relating to COVID-19. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $396.2 million, after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, one or more new or existing Eligible Green Projects (as defined below) in the categories set forth below and in accordance with the International Capital Markets Association Green Bond Principles 2021, as amended from time to time, until we have allocated all of the net proceeds from this offering. Pending such allocation, we may use the net proceeds from this offering to reduce indebtedness outstanding under the Credit Facility and for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness. Pending such uses, we may temporarily invest all or a portion of the net proceeds from this offering in cash or cash equivalents and/or hold such proceeds in accordance with our internal liquidity policy. Borrowings under the Credit Facility were used to fund the acquisition, development and redevelopment of apartment communities.
We define “Eligible Green Projects” as projects on which expenditures are made by us or any of our subsidiaries beginning with the issuance of the notes or in the 36 months prior to any such issuance, that meet the criteria below. We expect that these categories of Eligible Green Projects will align with the applicable United Nations Sustainable Development Goals (each, an “SDG”) set forth below. The eligibility criteria are outlined below:
Category	Eligible Projects and Examples	SDG Alignment
Green Buildings
Expenditures related to real estate projects that have received or are expected to receive third-party sustainable certifications or verification, such as:
•
LEED(1) Silver, Gold or Platinum,

•
Energy Star rating of 75 or higher,

•
BREEAM(2) Good, Very Good, Excellent or Outstanding, or

•
equivalent certification.

Expenditures may include acquisitions, design, development, construction, materials, equipment, certification costs, and attributable capitalized interest costs.
SDG 11
Energy Efficiency	Expenditures related to design, construction, operation, and maintenance of energy-efficient residences and infrastructure including efficient heating, ventilation, and air conditioning (HVAC), roofs, energy management systems and light emitting diode (LED) lighting that are at least 15% more efficient.	SDG 12 SDG 13
Renewable Energy
Expenditures related to the construction, development, acquisition, maintenance, and operation of renewable energy projects that are long-term and new to the grid, such as solar. Projects may include, but are not limited to:
•
Power purchase agreements (PPAs) and virtual PPAs that are long term (i.e., 5 years or more) and tied to third-party renewable projects.

•
On-site renewable energy projects and storage installations.

SDG 7 SDG 13
Sustainable Water and Wastewater Management	Expenditures related to increased water-use efficiency. Projects may include, but are not limited to:	SDG 6

Category	Eligible Projects and Examples	SDG Alignment
• Weather-based irrigation systems, and • Water fixture upgrades.
Waste Management	Expenditures related to reduced waste generation through prevention, reduction, recycling, and reuse.	SDG12

(1)
Leadership in Energy and Environmental Design (“LEED”) is a voluntary, third party building certification process developed by the U.S. Green Building Council (“USGBC”), a non-profit organization. The USGBC developed the LEED certification process to (i) evaluate the environmental performance from a whole-building perspective over a building’s life cycle, (ii) provide a definitive standard for what constitutes a “green building,” (iii) enhance environmental awareness among architects and building contractors, and (iv) encourage the design and construction of energy-efficient, water-conserving buildings that use sustainable or green resources and materials.

(2)
Building Research Establishment Environmental Assessment Methodology (“BREEAM”) is a voluntary third party building certification process developed in 1990 by the U.K. Building Research Establishment. BREEAM is one of the world’s leading environmental assessment method and rating systems for buildings that sets standards for best practice in sustainable building design, construction and operation. A BREEAM assessment uses recognized measures of performance set against established benchmarks for (i) energy, (ii) water, (iii) the internal environment, (iv) pollution, (v) transport, (vi) materials, (vii) waste, (viii) ecology and (ix) management processes.

These Eligible Green Projects are for illustrative purposes only and no assurance can be provided that the proceeds of the notes will be allocated to fund projects with these specific characteristics during the term of the notes.
Process of Project Evaluation and Selection
Our Chief Financial Officer, in conjunction with representatives from our Corporate Responsibility and Energy Management, Finance and Accounting groups, will be responsible for the selection and assessment of Eligible Green Projects, on an annual basis. All Eligible Green Projects allocated funding from the proceeds from this offering will follow an internal process that includes final review and approval by our Chief Financial Officer.
Management of Proceeds
We will track the allocation of the net proceeds from this offering to identified Eligible Green Projects using our internal accounting system. We intend to continue to add projects to the Eligible Green Projects pipeline to the extent necessary to insure that, over time, an amount equal to the net proceeds from this offering will be allocated to financing or refinancing Eligible Green Projects.
Payment of principal of and interest on the notes will be made from our general funds and will not be directly linked to the performance of any Eligible Green Projects.
Reporting
Annually, until all proceeds from this offering have been allocated, and on a timely basis in case of material developments, we will publish a Green Bond Report on our website. The first such report will be published on our website within one year of the issuance date of the notes. The report will include: (i) a brief description of Eligible Green Projects funded, subject to confidentiality considerations, (ii) the total amount of net proceeds allocated and (iii) the balance of unallocated net proceeds.
In addition, we intend to provide, where feasible, the quantification of the environmental benefits of the Eligible Green Projects funded with the net proceeds from this offering using key performance indicators (KPIs) such as the following:
•
Green Buildings: Green building certification reached, total number of buildings certified, total square feet certified, and percentage of overall apartment community square feet certified.

•
Energy Efficiency: Energy savings (MWh) and emissions (including metric tons of CO2e) avoided or reduced.

•
Renewable Energy: Renewable energy capacity sourced and developed (MW), renewable energy generated (MWh), emissions (including metric tons of CO2e) avoided or reduced, and annual renewable energy produced and produced as a percentage of annual global electricity consumption.

•
Sustainable Water and Wastewater Management: Water use savings (Kgal) and on-site water reuse (M3).

•
Waste Management: Waste consumption (lbs/apartment home) and non-hazardous waste (MT) savings.

Our annual report will be accompanied by (i) an assertion by management that the net proceeds from this offering were invested in qualifying Eligible Green Projects and (ii) a report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.
Although we intend to allocate an amount equal to the net proceeds from this offering to Eligible Green Projects as described herein, we are not required to do so, or to comply with any criteria or procedures relating to the use of such net proceeds or the selection or administration of Eligible Green Projects, including, without limitation, the criteria and reporting and other procedures described in this section. See “Risk Factors — We are not contractually required to allocate net proceeds from the sale of the notes to Eligible Green Projects, and our failure to do so could adversely impact the value of the notes.”
The information on, or accessible through, our website is not part of, or incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus, and you must not rely upon any such information in connection with making any investment decision with respect to the notes.
Description of the Credit Facility
As of November 5, 2021, we had borrowings of approximately $44 million outstanding under the Credit Facility and had approximately $12.6 million outstanding in letters of credit that reduced the borrowing capacity under the Credit Facility, resulting in approximately $1.7 billion available for borrowing under the Credit Facility. As of November 5, 2021, the Credit Facility bore interest at a variable rate equal to the London Interbank Offered Rate plus 0.775% per annum. The Credit Facility is scheduled to mature in February 2024.
Conflicts of Interest
Affiliates of certain of the underwriters are lenders under the Credit Facility. To the extent we use the net proceeds from this offering to reduce indebtedness outstanding under the Credit Facility, such affiliates of the underwriters may receive a portion of the net proceeds from this offering. Additionally, we may use a portion of the net proceeds from this offering to refinance past Eligible Green Projects, and certain of the underwriters or certain of their affiliates may be participants in the current financing of such Eligible Green Projects. See “Underwriting (Conflicts of Interest).”

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities” and, to the extent inconsistent therewith, replaces such description. The following statements relating to the notes and the Indenture (defined below) describe certain terms and provisions of the notes and the Indenture and are not complete. These statements are qualified in their entirety by reference to the provisions of the notes and the Indenture, which have been or will be filed as exhibits to the registration statement of which this prospectus supplement forms a part or as exhibits to the documents incorporated therein by reference. Other capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the Indenture.
General
The notes constitute a separate series of securities to be issued pursuant to an indenture, dated as of February 23, 2018 (the “Original Indenture”), which we have entered into with The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture thereto, dated as of March 26, 2018 (the “First Supplemental Indenture”) and the second supplemental indenture thereto, dated as of May 29, 2018 (the “Second Supplemental Indenture” and collectively with the Original Indenture and the First Supplemental Indenture, the “Indenture.”). The notes will initially be limited in aggregate principal amount to $400 million.
The notes will be unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property of ours which secures such lender’s mortgage. The notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 thereafter.
The notes will bear interest at the rate of 1.900% per year and will mature on December 1, 2028. We will pay interest on the notes in U.S. dollars semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2022. We will pay interest on each interest payment date and on the maturity date to the persons in whose names the notes are registered in the security register at the close of business 15 calendar days prior to such payment date regardless of whether such day is a business day. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date or the maturity date falls on a day that is not a business day, then the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date or such maturity date, as the case may be. For purposes of the Indenture, a “business day” is any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.
The notes are not subject to any sinking fund provisions and are not redeemable at the option of any holder prior to maturity.
The section entitled “Description of Debt Securities — Covenants” in the accompanying prospectus describes covenants applicable to the notes. Certain covenants that govern our ability to incur indebtedness and require us to maintain a minimum level of unencumbered assets will apply to the notes, and are described under “Description of Debt Securities — Covenants — Additional Covenants Applicable to Notes Issued Under the 2018 Indenture.” Furthermore, the defeasance and covenant defeasance provisions of the Indenture, described under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the notes.
Issuance of Additional Notes
We may, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby (as determined by us). Any additional notes would rank equally and ratably with the notes offered by this prospectus supplement and would be treated as a single class for all purposes under the Indenture.
Optional Redemption
The notes may be redeemed at any time at our option, in whole or in part, at a “Redemption Price” equal to the sum of:
•
the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date; and

•
the Make-Whole Amount (as defined below), if any, with respect to the notes.

However, if the notes are redeemed any time on or after October 1, 2028 (two months prior to their maturity date, referred to in this prospectus supplement as the “Par Call Date”), the “Redemption Price” shall equal the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date without any payment of a Make-Whole Amount.
If notice of redemption has been given as provided in the Indenture and funds for the redemption of any notes called for redemption have been made available on the redemption date specified in the notice, the notes will cease to bear interest on the date fixed for the redemption specified in the notice and the only right of the holders of the notes from and after the redemption date will be to receive payment of the Redemption Price upon surrender of the notes in accordance with the notice.
Notice of a redemption of any notes will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the notes held by the holders to be redeemed. Any such redemption may, in our discretion, be subject to the satisfaction of one or more conditions precedent, as specified in such redemption notice.
If less than all the notes are to be redeemed at our option, we will notify the trustee under the Indenture at least 45 days prior to the giving of notice of redemption, or such shorter period as may be satisfactory to the trustee, of the aggregate principal amount of the notes to be redeemed and their redemption date. The trustee under the Indenture will select, in such manner as it deems fair and appropriate, no less than 45 days prior to the date of redemption, the notes to be redeemed in part.
Acceleration of Maturity
If an Event of Default with respect to the notes that are then outstanding occurs and is continuing, and pursuant to Section 502 of the Indenture the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding notes shall have declared the principal of, and premium, if any, on all the notes, or such lesser amount as may be provided for in the notes, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the Holders), then upon any such declaration such principal, or specified portion thereof, plus accrued interest to the date the notes are paid, plus the Make-Whole Amount on the notes, shall become immediately due and payable.
If an Event of Default set forth in Section 501(5) of the Indenture occurs with respect to the notes, such that pursuant to Section 502 of the Indenture, the principal of, and premium, if any, on all of the notes, or such lesser amount as may be provided for in the notes, and accrued and unpaid interest, if any, thereon, shall be immediately due and payable, without declaration or other act on the part of the Trustee or any Holder of the notes, then the Make-Whole Amount on the notes, if any, shall also be immediately due and payable.
Definitions; Calculation of Make-Whole Amount
As used in this prospectus supplement, “Make-Whole Amount” means, in connection with any optional redemption of any notes, the excess, if any, of:

•
the aggregate present value as of the date of redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each dollar through the Par Call Date if the redemption had been made on the Par Call Date, determined by discounting, on a semi-annual basis (on the basis of a 360-day year consisting of twelve 30-day months), the principal and interest at the Adjusted Treasury Rate (as defined below) plus 10 basis points (0.10%), from the respective dates on which the principal and interest would have been payable if the redemption had been made on the Par Call Date; over

•
the aggregate principal amount of the notes being redeemed or paid.

“Adjusted Treasury Rate” means, with respect to any redemption date:
1.
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

2.
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

We will calculate the Adjusted Treasury Rate on the third business day preceding the date on which notice of redemption is first given by the trustee to holders of the notes.
“Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Company as having an actual or interpolated maturity comparable to the remaining term (the “Remaining Life”) of the notes to be redeemed, calculated as if the maturity date of such notes were the Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.
“Reference Treasury Dealer” means, with respect to any redemption date, each of (1) BofA Securities, Inc., (2) Deutsche Bank Securities Inc., (3) a Primary Treasury Dealer selected by PNC Capital Markets LLC, (4) Wells Fargo Securities, LLC or (5) any two other Primary Treasury Dealers selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1), (2), (3) or (4) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the notice of such redemption date.
Book-Entry System
The notes will be issued as global securities. The Depository Trust Company (the “DTC”), New York, New York, will act as securities depositary with respect to the notes. The notes will be issued as fully-registered securities in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC, and will be deposited with DTC. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant would then keep a record of its clients who purchased the notes. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.
Investors may elect to hold interests in the global securities through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) if they are participants in such systems, or indirectly through organizations which are participants in such systems. See “Description of Debt Securities — Payment, Registration, Transfer and Exchange and Paying Agent — Global Debt Securities and Book-Entry System” in the accompanying prospectus for additional information about the depositary.
Clearstream.   Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the depository for Clearstream.
Euroclear.   Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear operates its system under contract with Euroclear plc, a U.K. corporation. All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Euroclear is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission.
Links have been established among the depositary, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.
Although the depositary, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as the depositary, and the depositary will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in the depositary. When notes are to be transferred from the account of a depositary participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, depositary participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the depositary seller on the settlement date. As a result, to the depositary participant, a cross-market transaction will settle no differently than a trade between two depositary participants.
When a Clearstream Participant or a Euroclear Participant wishes to transfer notes to a depositary participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Participant’s or Euroclear Participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
The information in this section concerning the depositary, Clearstream and Euroclear and its book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy or completeness thereof. None of us, the underwriters or the Trustee will have any responsibility for the performance by the depositary, Clearstream and Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Same-Day Settlement and Payment
The underwriters will pay for the notes in immediately available funds. We will make all payments due on the notes in immediately available funds so long as such notes are in book-entry form.
Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This summary supplements and should be read together with the general discussion of the tax considerations relating to the ownership and disposition of the notes described in the accompanying prospectus under the heading “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment,” as previously supplemented by the disclosure included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 under the heading “Supplemental U.S. Federal Income Tax Considerations” (together, the “Existing Tax Disclosure”). To the extent any information set forth in the Existing Tax Disclosure is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the Existing Tax Disclosure. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first five paragraphs under the heading “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment” in the accompanying prospectus as if those paragraphs were set forth in this prospectus supplement.
The notes are not expected to be issued with original issue discount in excess of the statutory de minimis amount.
The notes are not expected to be issued with original issue discount for U.S. federal income tax purposes in excess of the statutory de minimis amount. Accordingly, holders should refer to the discussion in “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment — Taxation of Non-U.S. Holders of Our Debt Securities” and the discussion in “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment — Taxation of U.S. Holders of Our Debt Securities” regarding the U.S. federal income tax consequences of holding a note.
In certain circumstances, the issuer may be obligated to make payments on the notes in excess of stated principal and interest. Our conclusion that notes are not expected to be issued with original issue discount in excess of the statutory de minimis amount is based in part on our position that the foregoing contingencies should not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Our position is binding on a holder, unless the holder discloses in the proper manner to the Internal Revenue Service that it is taking a different position. If the Internal Revenue Service successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than their yield to maturity, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note. This disclosure assumes that the notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

UNDERWRITING (CONFLICTS)
Subject to the terms and conditions contained in the underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell the notes to each of the underwriters named below, severally and not jointly, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of the notes set forth opposite their names below.
Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$46,000,000
Deutsche Bank Securities Inc.	46,000,000
PNC Capital Markets LLC	46,000,000
Wells Fargo Securities, LLC	46,000,000
Barclays Capital Inc.	23,200,000
Citigroup Global Markets Inc.	23,200,000
Goldman Sachs & Co. LLC	23,200,000
J.P. Morgan Securities LLC	23,200,000
Morgan Stanley & Co. LLC	23,200,000
Truist Securities, Inc.	23,200,000
TD Securities (USA) LLC	16,800,000
BNY Mellon Capital Markets, LLC	12,000,000
RBC Capital Markets, LLC	12,000,000
Samuel A. Ramirez & Company, Inc.	12,000,000
Scotia Capital (USA) Inc.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000
Total:	$400,000,000
Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the notes, then the underwriters are obligated to take and pay for all of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market for the notes, but the underwriters have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.
The underwriters have advised us that they initially propose to offer the notes to the public at the initial offering price described on the cover page and may offer notes to certain dealers at a price that represents a concession not in excess of 0.375% of the principal amount of the notes. The underwriters may allow, and any such dealer may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. After commencement of the offering, the underwriters may from time to time vary the offering price and other selling terms.
The following table shows the underwriting discount to be paid to the underwriters by us in connection with this offering:
Per Note	0.625%
Total	$2,500,000
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or, if indemnification is not allowed, to contribute to payments the underwriters may be required to make because of those liabilities.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the underwriters repurchase previously distributed notes in underwriter covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
Expenses associated with this offering, to be paid by us, are estimated to be approximately $0.8 million.
From time to time, the underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, and perform investment banking and/or commercial banking services for, us and our affiliates in the ordinary course of business and have received, and may in the future receive, compensation for their services. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters and their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
As described above under “Use of Proceeds,” we may use a portion of the net proceeds from this offering to repay outstanding indebtedness under the Credit Facility. Affiliates of certain of the underwriters are lenders under the Credit Facility and, therefore, will receive their pro rata share of the net proceeds from this offering, if any, that are used to repay our borrowings under the Credit Facility. See “Use of Proceeds” in this prospectus supplement. In addition, we may use a portion of the net proceeds from this offering to refinance past Eligible Green Projects, and certain of the underwriters or certain of their affiliates may be participants in the current financing of such Eligible Green Projects. To the extent that net proceeds of this offering are applied to the repayment of outstanding indebtedness under the Credit Facility or the refinancing of certain Eligible Green Projects, the underwriters in this offering or their affiliates may receive a portion of such net proceeds and the amount received by them may exceed 5% of the net proceeds of this offering (not including the underwriting discounts). Nonetheless, in accordance with FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because, under FINRA Rule 5121, REITs are excluded from that requirement.
In addition, certain of the underwriters are sales agents under our fifth continuous equity program under which we may sell (and/or enter into forward sale agreements for the sale of) up to $1,000,000,000 of our common stock and affiliates of certain of the underwriters have provided mortgage financing to us and are lenders under the construction loan facilities of our unconsolidated joint ventures.
The Bank of New York Mellon, an affiliate of BNY Mellon Capital Markets, LLC, is the trustee under the indenture for this offering and will be paid customary fees. Associated Investment Services, Inc., a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
Secondary Trading Prior to Settlement
It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being referred to herein as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to the second business day before the date of delivery should consult their own advisors.
Notice to Prospective Investors
Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons and any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus and the accompanying prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
Each of the underwriters (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) under

Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is:
(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor,

then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations, and ministerial guidelines of Japan.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters related to this offering are being passed upon for the underwriters by McDermott Will & Emery LLP, San Francisco, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you regarding us by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2020;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed on April 7, 2021;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•
our Current Reports on Form 8-K filed on February 26, 2021, May 24, 2021, July 28, 2021 and September 15, 2021 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

•
all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act and except for Annual Reports on Form 11-K).

We will provide without charge to you upon your written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following: AvalonBay Communities, Inc., 4040 Wilson Blvd., Suite 1000, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300.

Prospectus
AVALONBAY COMMUNITIES, INC.
Debt Securities
Preferred Stock
Common Stock
This prospectus provides you with a general description of debt and equity securities that AvalonBay Communities, Inc. may offer and sell from time to time. We may sell these securities independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, in one or more offerings, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus, including the names of any underwriters, dealers or agents involved in the sale of any securities. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “AVB.”
Investing in our securities involves various risks. Beginning on page 1, we have discussed several “Risk Factors” that you should consider before investing in our securities.
February 25, 2021
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” “AvalonBay,” or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

i

Risk Factors
Before you invest in our securities, you should be aware that there are risks in making the investment, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide to purchase our securities. This section includes or refers to forward-looking statements. Actual results could differ materially, and in adverse ways, from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) other documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed under “Forward-Looking Statements” below.
Risks related to the COVID-19 pandemic’s impact on multifamily rental housing
The national and global impacts of the COVID-19 pandemic continue to evolve. Regulatory measures taken to date to limit the impact and spread of COVID-19 have at times included varying requirements for social distancing, limitations on landlords’ rights with respect to delinquent tenants, and restrictions on travel, congregation and business operations. Business and consumer preferences for work and living arrangements during the pandemic continue to evolve as well. These developments, along with the resulting negative employment and economic impacts, have adversely affected the Company as described in this prospectus and in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC that are incorporated by reference in this prospectus. The long-term impact of COVID-19 on the United States and world economies remains uncertain, and the duration, scope and significance of any resulting economic downturn cannot currently be predicted. The COVID-19 pandemic presents material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows. Moreover, many of the risk factors set forth in this prospectus, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC that are incorporated by reference in this prospectus should be interpreted as heightened risks as a result of the impact of the COVID-19 pandemic. In addition, if in the future there is an outbreak of another highly infectious or contagious disease, the Company and our properties may be subject to similar risks as the risks posed by COVID-19.
Regulatory, business and consumer responses to the COVID-19 pandemic impact our operations.
Operating impacts from the COVID-19 pandemic include the following:
•
The spread of the COVID-19 virus and related government actions and consumer responses could result in further increases in unemployment, and residents who experience deteriorating financial conditions as a result of the pandemic may be unwilling or unable to pay rent in full on a timely basis. In some cases, we have and may continue to restructure tenants’ rent obligations and may not be able to do so on terms as favorable to us as the lease terms that are currently in place. In response to the COVID-19 pandemic, numerous state, local, and federal efforts have also imposed restrictions, for varying times and to varying degrees, on our ability to enforce residents’ contractual lease obligations, and this will affect our ability (until a restriction is lifted or expires) to collect rent or enforce all our remedies (such as pursuing collections and seeking evictions) for the failure to pay rent. In addition to these regulatory limits on evictions, in practical terms many of the housing courts and sheriff’s offices on which we rely to enforce our rights are not operating at the same level of volume or effectiveness as before the pandemic.

•
Our occupancy levels and pricing across our portfolio have declined and may continue to decline due to changes in demand. Consumers whose income has declined, who are working remotely or who cannot freely access neighborhood amenities like restaurants, gyms and entertainment venues, may decide during the pandemic to live in a location other than our markets. Low interest rates that are caused by the pandemic and government responses, as well as general health concerns, may encourage consumers who would otherwise rent a multifamily apartment to rent instead a single family home or purchase a home. Additionally, to the extent that some institutions of higher learning continue to turn to online education and business activity and travel remain at lower levels, we expect that demand from students and corporate apartment homes will continue below pre-pandemic levels.
•
Various state, local and federal rules have required us, in some jurisdictions or for some properties, to waive late fees and certain other customary fees associated with our apartment rental business, and may do so in the future. We have elected at times also to waive these fees even where or when not required, and may do so in the future. These requirements or practices have resulted, and to the extent implemented or continued may in the future result, in foregone revenue.

•
Our properties may also incur significant costs or losses related to shelter-in-place or stay-at-home orders, quarantines, infection, clean-up costs or other related factors.

•
Social distancing and other measures in response to the pandemic have caused us to revise the manner in which we meet with prospective residents and serve current residents. For example, many prospective residents are visiting apartments virtually or on a self-tour rather than being accompanied by a leasing consultant. In addition, in many communities various common area amenities are closed or their access is limited. These factors may affect resident satisfaction and leasing velocity.

In addition to renting apartment homes directly to residents, we also lease ancillary commercial space at our communities and lease apartment homes to corporate apartment home providers. In 2020, 0.8% of our total revenue was from commercial tenants and 2.5% of our total residential revenue was from corporate apartment home providers. We are experiencing a higher rate of delinquency from commercial and corporate apartment home tenants than from residential tenants. There may also be a greater risk of bankruptcy and default from commercial and corporate apartment home providers.
Until such time vaccines that have been developed are widely distributed or the virus is otherwise contained or eradicated, commerce and employment may not return to more customary levels and we may experience material reductions in our operating revenue and net operating income (“NOI”) compared to our pre-pandemic experience.
Emergency orders shutting down non-essential businesses, limiting congregations of people, and requiring social distancing have at times disrupted, and may in the future disrupt, our development and construction activity. To the extent we experience further cessations or delays in construction, our construction costs may increase and we may not achieve, on the schedule we originally planned, the cash flows that we expect when we begin leasing a completed property. We may also delay the start of construction of additional development communities which, if constructed and leased as originally planned, would have been a source of future additional cash flow.
The same factors as described immediately above may also impact our workforce. Many associates, particularly in overhead positions, are working remotely. This disruption in the normal operations of our workforce, as well as the possibility of illness among our associates or a substantial portion of our workforce, could also adversely affect our operations.
Changes in available financing or investor demand for apartment communities as a result of the COVID-19 pandemic could impact our liquidity.
As a result of the current economic downturn, the real estate market may be unable to attract the same level of capital investment that it attracted before the COVID-19 pandemic, and there may be a reduction in the number of companies seeking to acquire properties, which may result in the value of our properties not appreciating, or decreasing significantly below the amount for which we acquired or developed them. This may also limit our ability to promptly sell our properties if desired, realize a cash return on our investment and reinvest the sales proceeds in new properties.
In light of the disruptions caused by the COVID-19 pandemic, bank lending, capital and other financial markets and sources may deteriorate and our access to capital and other sources of funding may become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings. A constriction on lending by financial institutions could reduce the number of properties we can develop, redevelop or acquire, our cash flow from operations and our ability to make cash distributions to our stockholders.

Risks related to investments through acquisitions, construction, development, and joint ventures
Development, redevelopment and construction risks could affect our profitability.
We intend to continue to develop and redevelop apartment home communities. These activities can include long planning and entitlement timelines and can involve complex and costly activities, including significant environmental remediation or construction work in high-density urban areas. These activities may expose us to the following risks, among others:
•
we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

•
occupancy rates and rents at a community may fail to meet our original expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities;

•
we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy or other required governmental or third party permits and authorizations, which could result in increased costs, or the delay or abandonment of opportunities;

•
we may incur costs that exceed our original estimates due to increased material, labor or other costs;

•
we may be unable to complete construction of a community on schedule or for the originally projected cost resulting in increased construction and financing costs;

•
we may incur liabilities to third parties during the development process, for example, in connection with managing existing improvements on the site prior to tenant terminations and demolition (such as commercial space) or in connection with providing services to third parties (such as the construction of shared infrastructure or other improvements); and

•
we may incur liability if our communities are not constructed in compliance with the accessibility provisions of the Americans with Disabilities Acts, the Fair Housing Act or other federal, state or local requirements. Noncompliance could result in imposition of fines, an award of damages to private litigants and a requirement that we undertake structural modifications to remedy the noncompliance.

You should also review the information about liquidity and financing risks that may present risks that relate to our construction and development activities in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus for additional construction and development risks related to financing.
Attractive investment opportunities may not be available, which could adversely affect our profitability.
We expect that other real estate investors, including insurance companies, pension and investment funds, other REITs (as defined below) and other well-capitalized investors will compete with us to acquire existing properties and to develop new properties. This competition could increase prices for properties of the type we would likely pursue and adversely affect our profitability for new investments.
Acquisitions may not yield anticipated results.
Our business strategy includes acquiring as well as developing communities. Our acquisition activities may be exposed to the following risks:
•
an acquired property may fail to perform as we expected in analyzing our investment; and

•
our estimate of the costs of operating, repositioning or redeveloping an acquired property may prove inaccurate.

Failure to succeed in new markets, or with new brands and community formats, or in activities other than the development, ownership and operation of residential rental communities may have adverse consequences.
We may from time to time commence development activity or make acquisitions outside of our existing market areas if appropriate opportunities arise. Our historical experience in our existing markets in developing, owning and operating rental communities does not ensure that we will be able to operate successfully in new markets. We may be exposed to a variety of risks when we enter a new market, including an inability to accurately evaluate local apartment market conditions and an inability to obtain land for development or to identify appropriate acquisition opportunities.
We also may engage or have an interest in for-sale activity, such as the sale of the residential condominiums at The Park Loggia, a mixed-use development located in New York, New York. We may be unsuccessful at developing real estate with the intent to sell or in selling condominiums as a disposition strategy for an asset, which could have an adverse effect on our results of operations.
We are exposed to risks associated with investment in, and management of, discretionary real estate investment funds and joint ventures.
At times we invest in real estate as a partner or a co-venturer with other investors. Joint venture investments (including investments through partnerships or limited liability companies) involve risks, including the possibility that our partner might become insolvent or otherwise refuse to make capital contributions when due; that we may be responsible to our partner for indemnifiable losses or the debt and obligations of a venture; that our partner might have business goals that are inconsistent with ours which may result in the venture being unable to implement certain decisions that we consider beneficial; that our partner may be in a position to take action or withhold consent contrary to our instructions or requests; that our partners holding a majority of the equity interests may remove us as the general partner or managing member in certain cases involving cause; and we may be liable and/or our status as a REIT may be jeopardized if either the ventures, or the REIT entities associated with the ventures, fail to comply with various tax or other regulatory matters. Frequently, we and our partner may each have the right to trigger a buy-sell or similar arrangement that could cause us to sell our interest, acquire our partner’s interest or force a sale of the asset, at a time when we otherwise would not have initiated such a transaction and on terms that are not most advantageous to us.
We are exposed to risks associated with real estate assets that are subject to ground leases that may restrict our ability to finance, sell or otherwise transfer our interests in those assets, limit our use and expose us to loss if such agreements are breached by us or terminated.
We own assets which are subject to long-term ground leases. These ground leases may impose limitations on our use of the properties, restrict our ability to finance, sell or otherwise transfer our interests or restrict the leasing of the properties. These restrictions may limit our ability to timely sell or exchange the properties, impair the properties’ value or negatively impact our ability to operate the properties. In addition, we could lose our interests in the properties if the ground leases are breached by us, terminated or lapse. As we get closer to the lease termination dates, the values of the properties could decrease if we are unable to agree upon an extension of the lease with the lessor. Certain of these ground leases have payments subject to annual escalations and/or periodic fair market value adjustments which could adversely affect our financial condition or results of operations.
Land we hold with no current intent to develop may be subject to future impairment charges.
We own land parcels that we do not currently intend to develop. In the event that the fair market value less the cost to dispose of a parcel changes such that it is less than the carrying basis of the parcel, we would be subject to an impairment charge, which would reduce our net income. You should review our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus for additional information about these risks and related risks.
Risks related to liquidity and financing
Capital and credit market conditions may adversely affect our access to various sources of capital and/or the cost of capital, which could impact our business activities, dividends, earnings and common stock price, among other things.
In periods when the capital and credit markets experience significant volatility, the amounts, sources and cost of capital available to us may be adversely affected. We primarily use external financing to fund construction and to refinance indebtedness as it matures. If sufficient sources of external financing are not available to us on cost effective terms, we could be forced to limit our development and redevelopment activity and/or take other actions to fund our business activities and repayment of debt, such as selling assets, reducing our cash dividend or issuing equity. If we are able and/or choose to access capital at a higher cost than we have experienced in recent years, our earnings per share and cash flows could be adversely affected. In addition, the price of our common stock may fluctuate significantly and/or decline in a high interest rate environment or a volatile economic environment, or if we dilute the interest of stockholders by issuing additional equity. We believe that the lenders under our Credit Facility will fulfill their lending obligations thereunder, but if economic conditions deteriorate, the ability of those lenders to fulfill their obligations may be adversely impacted.
Insufficient cash flow could affect our debt financing and create refinancing risk.
We are subject to the risks associated with debt financing, including the risk that our available cash will be insufficient to meet required payments of principal and interest on our debt. For us to continue to qualify as a REIT, we are required to annually distribute dividends generally equal to at least 90% of our REIT taxable income, which limits the amount of our cash flow available to meet required principal and interest payments. The principal outstanding balance on a portion of our debt will not be fully amortized prior to its maturity. We cannot assure you that we will have sufficient cash flows available to make all required principal payments. Therefore, we expect that we will generally need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that a refinancing will not be done on as favorable terms; either of these outcomes could have a material adverse effect on our financial condition and results of operations.
Rising interest rates could increase interest costs and could affect the market price of our common stock, and efforts to hedge such risk could be ineffective and cause us to incur costs.
If interest rates increase, our interest costs on variable rate debt will rise unless we have hedged the risk of rising interest rates. In addition, an increase in market interest rates may lead purchasers of our common stock to demand a greater annual dividend yield, which could adversely affect the market price of our common stock.
From time to time we use interest rate derivatives to hedge and manage our exposure to certain interest rate risks. For example, when we anticipate issuing debt securities, we may seek to limit our exposure to fluctuations in interest rates prior to debt issuance by entering into interest rate hedging contracts. Although these agreements may partially protect against rising interest rates, they also may reduce the benefits to the Company if interest rates decline. The settlement or termination of interest rate hedging contracts may involve material charges to our earnings including net costs, such as transaction fees, settlement costs and/or breakage costs. In addition, our use of interest rate hedging arrangements may expose us to additional risks, including a risk that a counterparty to a hedging arrangement may fail to honor its obligations. Developing and implementing an interest rate risk strategy is complex and no strategy can completely insulate us from risks associated with interest rate fluctuations and there can be no assurance that our hedging activities will be effective.
Bond financing and zoning and other compliance requirements could limit our income, restrict the use of communities and cause favorable financing to become unavailable.
We have financed some of our apartment communities with obligations issued by local government agencies because the interest paid to the holders of this debt is generally exempt from U.S. federal income taxes which typically provides a more favorable interest rate for us. These obligations are commonly referred to as “tax-exempt bonds” and generally must be secured by mortgages on our communities. As a condition to obtaining tax-exempt financing, or as a condition to obtaining favorable zoning or an agreement relating to property taxes in some jurisdictions, we will commit to make some of the apartments in a community available to households whose income does not exceed certain thresholds (e.g., 50% or 80% of area median income), or who meet other qualifying tests. As of December 31, 2020, 5.1% of our apartment homes at current operating communities were under income limitations such as these. These commitments, which may or may not expire, may limit our ability to raise rents and, as a consequence, adversely affect the value of the communities subject to these restrictions. If we fail to observe these commitments, we could lose benefits (such as reduced property taxes) or face liabilities including liability for the benefits we received under tax exempt bonds, tax credits or agreements related to property taxes.
Some of our tax-exempt bond financing documents require us to obtain a guarantee from a financial institution of payment of the principal and interest on the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or if we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur and the community could be foreclosed upon if we do not redeem the tax exempt bonds.
Risks related to indebtedness.
We have a Credit Facility with a syndicate of commercial banks. Our organizational documents do not limit the amount or percentage of indebtedness that may be incurred. Accordingly, subject to compliance with outstanding debt covenants, we could incur more debt, resulting in an increased risk of default on our obligations and an increase in debt service requirements that could adversely affect our financial condition and results of operations.
The mortgages on properties that are subject to secured debt, our Credit Facility and the indentures under which a substantial portion of our debt was issued contain customary restrictions, requirements and other limitations, as well as certain financial and operating covenants including maintenance of certain financial ratios. Maintaining compliance with these restrictions could limit our flexibility. A default in these requirements, if uncured, could result in a requirement that we repay indebtedness, which could materially adversely affect our liquidity and increase our financing costs. You should review the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and related information in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus for further discussion of these risks and related risks.
A substantial portion of our debt is subject to prepayment penalties or premiums that we will be obligated to pay in the event that we elect to prepay the debt prior to the earlier of (i) its stated maturity or (ii) another stated date. If we elect to prepay a significant amount of outstanding debt, our prepayment penalties or payments under these provisions could materially adversely affect our results of operations.
The phase-out of LIBOR and transition to SOFR as a benchmark interest rate will have uncertain and possibly adverse effects.
In 2018, the Alternative Reference Rate Committee identified the Secured Overnight Financing Rate (“SOFR”) as the alternative to LIBOR. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, published by the Federal Reserve Bank of New York. By the end of 2021, it is expected that no new contracts will reference LIBOR and will instead use SOFR. Due to the broad use of LIBOR as a reference rate, the impact of this transition on the interest rates charged to the Company could possibly adversely affect our financing costs, including spread pricing on our Credit Facility and variable rate unsecured term loans ( the “Term Loans”) and certain other floating rate debt obligations, as well as our operations and cash flows.
Failure to maintain our current credit ratings could adversely affect our cost of funds, related margins, liquidity and access to capital markets.
There are two major debt rating agencies that routinely evaluate and rate our debt. Their ratings are based on a number of factors, which include their assessment of our financial strength, liquidity, capital structure, asset quality, amount of real estate under development, and sustainability of cash flow and earnings, among other factors. If market conditions change, we may not be able to maintain our current credit ratings, which could adversely affect our cost of funds and related margins, liquidity and access to capital markets.

The form, timing and/or amount of dividend distributions in future periods may vary and be impacted by our revenue generation, other liquidity needs and economic and other considerations.
The form, timing and/or amount of dividend distributions will be declared at the discretion of the Board of Directors and will depend on our rental revenue, actual cash from operations, our financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and other factors as the Board of Directors may consider relevant. The Board of Directors may modify our dividend policy from time to time.
We may experience barriers to selling apartment communities that could limit financial flexibility.
Potential difficulties in promptly selling real estate at prices we find acceptable may limit our ability to quickly change or reduce the apartment communities in our portfolio in response to changes in economic, regulatory, or other conditions. U.S. federal tax laws may also limit our ability to sell properties when desired. See “Risk Factors — Risks related to REIT or Tax Status” in this prospectus for more information on U.S. federal tax law risks.
Risks related to ongoing operations of our communities
Rent control and other changes in applicable laws, or noncompliance with applicable laws, could adversely affect our operations or expose us to liability.
We must develop, construct and operate our communities in compliance with federal, state and local laws and regulations, some of which may conflict with one another or be subject to limited judicial or regulatory interpretations. These laws and regulations may include zoning laws, building codes, landlord/tenant laws and other laws generally applicable to business operations. Noncompliance with laws could expose us to liability. Lower revenue growth or significant unanticipated expenditures may result from our need to comply with changes in (i) laws imposing remediation requirements or other conditions, (ii) rent control or rent stabilization laws or other residential landlord/tenant laws, or (iii) other governmental rules and regulations or enforcement policies affecting the development, use and operation of our communities, including changes to building codes and fire and life-safety codes.
We have seen a recent increase in states and municipalities implementing, considering or being urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions that could limit the amount by which we can raise rents or charge non-rent fees. For example, in 2019 the State of California adopted statewide rent control for communities older than fifteen years, limiting rent increases to the lesser of 10% or 5% plus local CPI. Also in 2019 the State of New York adopted new rules for rent-controlled and rent-stabilized units that revised and limited the way rent increases are calculated for renewal leases, basing increases solely on rent actually paid and eliminating the ability to increase the renewal rent to a higher “registered rent.” Furthermore, in California the Governor has the ability to enact local or statewide states of emergency which limit our ability to increase new and renewal rents more than 10% over the rent in place on the date such state of emergency was declared, which has impacted some of our California communities. Current and future enactments of rent control or rent stabilization laws or other laws regulating multi-family housing may limit our ability to charge market rents, increase rents, evict tenants or recover increases in our operating expenses and could make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with our investment in these communities, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from the community.
Short-term leases expose us to the effects of declining market rents.
Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues are impacted by declines in market rents more quickly than if our leases were for longer terms.
Competition could limit our ability to lease apartment homes or increase or maintain rents.
Our apartment communities compete with other apartment operators as well as rental housing alternatives such as single-family homes for rent, and short term furnished offerings such as those available from extended stay hotels or through on-line listing services. In addition, our residents and prospective residents also consider as an alternative to renting the purchase of a new or existing condominium or single-family home for sale. Competitive residential housing could adversely affect our ability to lease apartment homes and to increase or maintain rental rates.
Unfavorable changes in market and economic conditions could adversely affect occupancy, rental rates, operating expenses, and the overall market value of our real estate assets.
Local conditions in our markets significantly affect occupancy, rental rates and the operating performance of our communities, and may be adversely affected by the following risks:
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corporate restructurings and/or layoffs, and industry slowdowns;

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an oversupply of, or a reduced demand for, apartment homes;

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a decline in household formation or employment or lack of employment growth;

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the inability or unwillingness of residents to pay rent increases; and

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economic conditions that could cause an increase in our operating expenses, such as increases in property taxes, utilities, compensation of on-site associates and routine maintenance.

Risks related to commercial operations
Although we are primarily in the multifamily rental business, we also own and lease ancillary commercial space. Gross rental revenue provided by leased commercial space in our portfolio represented 0.8% of our total revenue in 2020. The long term nature of our commercial leases and characteristics of many of our tenants (small, local businesses) may subject us to certain risks. We may not be able to lease new space for rents that are consistent with our projections or at market rates. Also, when leases for our existing commercial space expire, the space may not be relet or the terms of reletting, including the cost of allowances and concessions to tenants, may be less favorable than the current lease terms. Our properties compete with other properties with commercial space. The presence of competitive alternatives may affect our ability to lease space and the level of rents we can obtain. If our commercial tenants experience financial distress or bankruptcy, they may fail to comply with their contractual obligations, seek concessions in order to continue operations or cease their operations, which could adversely impact our results of operations and financial condition.
Risks related to REIT or Tax Status
Failure to qualify as a REIT would cause us to be taxed as a corporation, which would significantly reduce funds available for distribution to stockholders.
If we fail to qualify as a real estate investment trust (‘‘REIT’’) for U.S. federal income tax purposes, we will be subject to regular U.S. federal corporate income tax on our taxable income. In addition, unless we are entitled to relief under applicable statutory provisions, we would be ineligible to make an election for treatment as a REIT for the four taxable years following the year we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of funds available for distribution to our stockholders. Furthermore, we would no longer be required to make distributions to our stockholders. Thus, our failure to qualify as a REIT could also impair our ability to expand our business and raise capital and would adversely affect the value of our common stock.
We believe that we are organized and qualified as a REIT, and we intend to operate in a manner that will allow us to continue to qualify as a REIT. However, we cannot assure you that we are qualified as a REIT, or that we will remain qualified in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control. Our qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for U.S. federal income tax purposes or the U.S. federal income tax consequences of this qualification.
Even if we qualify as a REIT, we will be subject to certain federal, state and local taxes on our income and property and on taxable income that we do not distribute to our stockholders. In addition, we hold certain assets and engage in certain activities through our taxable REIT subsidiaries that a REIT could not engage in directly. We also use taxable REIT subsidiaries to hold certain assets that we believe would be subject to the 100% prohibited transaction tax if sold at a gain outside of a taxable REIT subsidiary or to engage in activities that generate non-qualifying REIT income. Our taxable REIT subsidiaries are subject to U.S. federal income tax as regular corporations.
We may choose to pay dividends in our own stock, in which case stockholders may be required to pay tax in excess of the cash they receive.
We may distribute taxable dividends that are payable in part in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash dividend received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, the trading price of our stock would experience downward pressure if a significant number of our stockholders sell shares of our stock in order to pay taxes owed on dividends.
We may experience regulatory and U.S. federal tax barriers to selling apartment communities that could limit financial flexibility.
U.S. federal tax laws may limit our ability to earn a gain on the sale of a community (unless we own it through a subsidiary which will incur a taxable gain upon sale) if we are found to have held, acquired or developed the community primarily with the intent to resell the community, and this limitation may affect our ability to sell communities without adversely affecting returns to our stockholders.
From time to time we dispose of properties in transactions intended to qualify as “like-kind exchanges” under Section 1031 of the Code. If a transaction intended to qualify as a Section 1031 exchange is later determined to be taxable, we may face adverse tax consequences, and if the laws applicable to such transactions are amended or repealed, we may not be able to dispose of properties on a tax deferred basis.
Prospective investors are urged to consult with their tax advisors regarding the effects of potential future legislative, regulatory and administrative developments.
Future changes in tax laws resulting from legislative, judicial or administrative decisions may have adverse tax consequences to our stockholders or holders of our debt securities. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently and potentially with retroactive effect.
Risks that may not be insured in full or in part
We are exposed to risks that are either uninsurable, not economically insurable or in excess of our insurance coverage, including risks discussed below.
Insurance coverage for various risks can be costly and in limited supply. As a result, we may experience shortages in desired coverage levels if market conditions are such that insurance is not available or the cost of insurance makes it, in the Company’s view, economically impractical. Incidents that directly or indirectly damage our communities, both physically and financially, or cause losses that exceed our insurance coverage could have a material adverse effect on our business, financial condition and results of operations including increased maintenance, repair, and delays in construction. In addition, we would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community which could have a material adverse effect on our business and our financial condition and results of operations. The following risk are uninsurable or insurance coverage is limited due to premium rates:
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Earthquake risk.   Many of our West Coast communities are located in the general vicinity of active earthquake faults. Insurance coverage for earthquakes can be costly and in limited supply.

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Severe or inclement weather risk.   Many of our markets, particularly those located in coastal cities, are exposed to risks associated with inclement or severe weather, including hurricanes, severe winter storms and coastal flooding.

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Climate change risk.   To the extent that significant changes in the climate occur in areas where our communities are located, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. In addition, changes in regulations based on concerns about climate change could result in increased capital expenditures on our existing properties and our new development properties (for example, to improve energy efficiency and/or resistance to inclement weather) without a corresponding increase in revenue, resulting in adverse impacts to our net income.

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Terrorism and other risk.   We have significant investments in large metropolitan markets, such as Metro New York/New Jersey and Washington, D.C., which have in the past been or may in the future be the target of actual or threatened terrorist attacks. We carry commercial general liability insurance, property insurance and terrorism insurance with respect to our communities on terms and in amounts we consider commercially reasonable. There are, however, certain types of losses (such as losses arising from acts of war) that are not insured, in full or in part, because they are either uninsurable or the cost of insurance makes it, in the Company’s view, economically impractical.

For additional information about risks related to insurance coverage and uninsured losses, review our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus.
We may incur costs due to environmental contamination or non-compliance.
Under various public health laws and regulations, we may be required, regardless of knowledge or responsibility, to investigate and remediate the presence or effects of hazardous or toxic substances such as asbestos, lead paint, chemical vapors from soils or groundwater, petroleum product releases, and natural substances such as methane and radon gas. We may be held liable under these laws or common law to a governmental entity or to third parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the contamination. These damages and costs may be substantial and may exceed any insurance coverage we have for such events. The presence of these substances, or the failure to properly remediate or contain the contamination, may adversely affect our ability to borrow against, develop, sell or rent the affected property. In addition, some environmental laws create or allow a government agency to impose a lien on the contaminated site in favor of the government for damages and costs it incurs as a result of the contamination.
The development, construction and operation of our communities are subject to regulations and permitting under various federal, state and local laws, regulations and ordinances, which regulate matters including wetlands protection, storm water runoff and wastewater discharge. These laws and regulations may impose restrictions on the manner in which our communities may be developed, and noncompliance with these laws and regulations may subject us to fines and penalties and may subject us to liability in connection with personal injury.
Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”) when such materials are in poor condition or in the event of renovation or demolition of a building. These laws and the common law may impose liability for release of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. We are not aware that any ACMs were used in the construction of the communities we developed. ACMs were, however, used in the construction of a number of the communities that we have acquired. Although we implement an operations and maintenance program at each of the communities at which ACMs are detected, we may fail to adequately observe such program or a disturbance of ACMs may occur nevertheless, exposing us to liability. We are aware that some of our communities have lead paint and have implemented an operations and maintenance program at each of those communities.
All of our stabilized operating communities, and all of the communities that we are currently developing, have been subjected to at least a Phase I or similar environmental assessment, which generally does not involve invasive techniques such as soil or groundwater sampling. These assessments, together with subsurface assessments conducted on some properties, have not revealed, and we are not otherwise aware of, any environmental conditions that we believe would have a material adverse effect on our business, assets, financial condition or results of operations. In connection with our ownership, operation and development of communities, from time to time we undertake substantial remedial action in response to the presence of subsurface or other contaminants, including contaminants in soil, groundwater and soil vapor beneath or affecting our buildings. In some cases, an indemnity exists upon which we may be able to rely if environmental liability arises from the contamination or remediation costs exceed estimates. There can be no assurance, however, that all necessary remediation actions have been or will be undertaken at our properties or that we will be indemnified, in full or at all, in the event that environmental liability arises.
Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Certain molds may in some instances lead to adverse health effects, including allergic or other reactions. We cannot provide assurance that mold or excessive moisture will be detected and remediated in a timely manner. If a significant mold problem arises at one of our communities, we could be required to undertake a costly remediation program to contain or remove the mold from the affected community and could be exposed to other liabilities that may exceed any applicable insurance coverage.
Additionally, we have occasionally been involved in developing, managing, leasing and operating various properties for third parties. Consequently, we may be considered to have been an operator of such properties and, therefore, potentially liable for removal or remediation costs or other potential costs which relate to the release or presence of hazardous or toxic substances or petroleum products at such properties.
We cannot assure you that:
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the environmental assessments described above have identified all potential environmental liabilities;

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no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

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no environmental liabilities have developed since the environmental assessments were prepared;

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the condition of land or operations in the vicinity of our communities, such as the presence of underground storage tanks, will not affect the environmental condition of our communities;

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future uses or conditions, including, without limitation, changes in applicable environmental laws and regulations, will not result in the imposition of environmental liability; and

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no environmental liabilities will arise at communities that we have sold for which we may have liability.

Risks Relating to Our Debt Securities
There may not be any trading market for your notes.
If we sell debt securities, or notes, we cannot assure you that a trading market for your notes will be maintained or ever develop. Many factors independent of our creditworthiness may affect the trading market of your notes and the value of the applicable index or indices, or formula or formulas. These factors include:
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the complexity and volatility of the index or formula applicable to the notes;

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the possibility that each index or formula may be subject to significant changes;

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the method of calculating the principal, premium and interest in respect of the notes;

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the time remaining to the maturity of the notes;

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the outstanding amount of the notes;

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the redemption features of the notes;

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the amount of other securities linked to the index or formula applicable to the notes; and

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the level, direction and volatility of market interest rates generally.

Finally, because some notes may be designed for specific investment objectives or strategies, those notes may have a more limited trading market and may experience more price volatility than other forms of debt securities. The notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the notes or the liquidity of this market if one develops. This may affect the price you receive for the notes, your anticipated return on your investment in the notes, or your ability to sell the notes at all. You should not purchase any of the notes unless you can bear the related investment risks.
Redemption may adversely affect your return on the notes.
If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may also be required to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may be required to reinvest redemption proceeds at a time that is not chosen by you and generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the applicable rate on the notes being redeemed.
Repayment procedures may limit your ability to obtain repayment of the notes.
Your notes may be repayable at your option if specified in the pricing supplement relating to the notes. If your notes are repayable at your option under specific circumstances, you will be required to follow specified procedures. Among these procedures is a requirement that the holder must provide the Trustee with the required documentation within the time period specified in the applicable indenture or relevant note at the time of issuance. If the note is a global note, there may be additional notice deadlines imposed by DTC or any broker or other intermediary through which the notes are held. Accordingly, these repayment procedures may limit your ability to obtain repayment of the notes on an expedited basis, and your failure to comply with the repayment procedures may adversely affect your ability to obtain repayment of your notes.
The credit ratings assigned to our notes may not reflect all risks of an investment in the notes.
The credit ratings assigned to our notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of your notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of your notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index.
General Risk Factors
The ability of our stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our charter and bylaws and by Maryland law.
There are provisions in our charter and bylaws and under Maryland law, where we are organized as a corporation, that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:
Our charter authorizes our Board of Directors to issue up to 50,000,000 shares of preferred stock without stockholder approval and to establish the preferences and rights, including voting rights, of any class or series of preferred stock issued. The Board of Directors may issue preferred stock without stockholder approval, which could allow the Board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or a change in control.

To maintain our qualification as a REIT for U.S. federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of any taxable year. To maintain this qualification, and/or to address other concerns about concentrations of ownership of our stock, our charter generally prohibits ownership (directly, indirectly by virtue of the attribution provisions of the Code, or beneficially as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock. In general, under our charter, pension plans and mutual funds may directly and beneficially own up to 15% of the outstanding shares of any class or series of stock. Under our charter, our Board of Directors may in its sole discretion waive or modify the ownership limit for one or more persons, but it is not required to do so even if such waiver would not affect our qualification as a REIT. These ownership limits may prevent or delay a change in control and, as a result, could adversely affect our stockholders’ ability to realize a premium for their shares of common stock.
In addition, our bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Maryland General Corporation Law, the charter or the bylaws or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine. The Company will not interpret this forum provision to apply to actions arising under federal securities laws.
As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions may occur, which may delay or prevent offers to acquire us or increase the difficulty of completing any offers, even if they are in our stockholders’ best interests. In addition, other provisions of the Maryland General Corporation Law permit the Board of Directors to make elections and to take actions without stockholder approval (such as classifying our Board such that the entire Board is not up for re-election annually) that, if made or taken, could have the effect of discouraging or delaying a change in control.
Changes in U.S. accounting standards may materially and adversely affect the reporting of our operations.
The Company follows accounting principles generally accepted in the United States (“GAAP”). GAAP is established by the Financial Accounting Standards Board (“FASB”), an independent body whose standards are recognized by the SEC as authoritative for publicly held companies. The FASB and the SEC create and interpret accounting standards and may issue new accounting pronouncements or change the interpretation and application of these standards that govern the preparation of our financial statements. These changes could have a material impact on our reported consolidated results of operations and financial position.
We rely on information technology in our operations, and any breach, interruption or security failure of that technology, or any non-compliance with applicable laws with respect to the use of that technology, could have a negative impact on our business, results of operations, financial condition and/or reputation.
Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber attacks.
We collect and hold personally identifiable information of our residents and prospective residents in connection with our leasing and property management activities, and we collect and hold personally identifiable information of our associates in connection with their employment. In addition, we engage third party service providers that may have access to such personally identifiable information in connection with providing necessary information technology and security and other business services to us.

There can be no assurance that we will be able to prevent unauthorized access to this information. Any failure in or breach of our operational or information security systems, or those of our third party service providers, as a result of cyber attacks or information security breaches, could result in a wide range of potentially serious harm to our business operations and financial prospects, including (among others) disruption of our business and operations, disclosure or misuse of confidential or proprietary information (including personal information of our residents and/or associates), damage to our reputation, and/or potentially significant legal and/or financial liabilities and penalties.
Various laws and regulations and interpretations thereof, as well as agreements with payment processors, require, or may require, us to comply with rules related to our websites for use by residents and prospective residents, including requirements related to accessibility of our websites to persons with disabilities and our handling and use of data we collect. We could face liabilities for failure to comply with these requirements. New statutes, such as the California Consumer Privacy Act (“CCPA”), and related regulations are evolving and may be subject to differing interpretations. We could incur costs to comply with stricter and more complex data privacy, data collection and information security laws and standards.
Our success depends on key personnel whose continued service is not guaranteed.
Our success depends in part on our ability to attract and retain the services of executive officers and other personnel. Our executive officers make important capital allocation decisions or recommendations to our Board of Directors from among the opportunities identified by our regional offices. There is substantial competition for qualified personnel in the real estate industry, and the loss of our key personnel could adversely affect the Company.
Finally, because some notes may be designed for specific investment objectives or strategies, those notes may have a more limited trading market and may experience more price volatility than other forms of debt securities. The notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the notes or the liquidity of this market if one develops. This may affect the price you receive for the notes, your anticipated return on your investment in the notes, or your ability to sell the notes at all. You should not purchase any of the notes unless you can bear the related investment risks.

Forward-Looking Statements
This prospectus, including the information incorporated by reference, contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will,” “outlook” and other similar expressions that predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:
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the impact of the COVID-19 pandemic on our business, results of operations and financial condition;

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our potential development, redevelopment, acquisition or disposition of communities;

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the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

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the timing of lease-up, occupancy and stabilization of apartment communities;

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the timing and net sales proceeds of condominium sales;

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the pursuit of land on which we are considering future development;

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the anticipated operating performance of our communities;

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cost, yield, revenue, NOI and earnings estimates;

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the impact of landlord-tenant laws and rent regulations;

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our declaration or payment of dividends;

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our joint venture and discretionary fund activities;

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our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

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our qualification as a REIT under the Code;

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the real estate markets in Northern and Southern California, Denver, Colorado, and Southeast Florida, and markets in selected states in the Mid-Atlantic, New England, Metro New York/New Jersey and Pacific Northwest regions of the United States and in general;

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the availability of debt and equity financing;

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interest rates;

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general economic conditions, including the potential impacts from current economic conditions and the COVID-19 pandemic;

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trends affecting our financial condition or results of operations; and

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the impact of outstanding legal proceedings.

We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. We do not undertake a duty to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date of this prospectus. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. You should carefully review the disclosure under the caption “Risk Factors” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as well as other disclosure about risks and uncertainties in these reports and in the other reports and documents that are incorporated by reference in this prospectus for further discussion of risks associated with forward-looking statements.

Risks and uncertainties that might cause such differences include those related to the COVID-19 pandemic, about which there are many uncertainties, including (i) the duration and severity of the pandemic, (ii) the effect on the multifamily industry and the general economy of measures taken by businesses and the government to prevent the spread of the novel coronavirus and relieve economic distress of consumers, such as governmental limitations on the ability of multifamily owners to evict residents who are delinquent in the payment of their rent and (iii) the preferences of consumers and businesses for living and working arrangements both during and after the pandemic. Due to this uncertainty we are not able at this time to estimate the effect of these factors on our business, but the adverse impact of the pandemic on our business, results of operations, cash flows and financial condition could be material. In addition, the effects of the pandemic are likely to heighten the following risks, which we routinely face in our business:
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we may fail to secure development opportunities due to an inability to reach agreements with third parties to obtain land at attractive prices or to obtain desired zoning and other local approvals;

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we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses;

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construction costs of a community may exceed our original estimates;

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we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues;

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the timing and net proceeds of condominium sales may not equal our current expectations;

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occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control;

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financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the development of our pipeline, which could limit our pursuit of opportunities;

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the impact of new landlord-tenant laws and rent regulations may be greater than we expect;

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our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness;

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we may be unsuccessful in our management of joint ventures and the REIT vehicles that are used with certain joint ventures;

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laws and regulations implementing rent control or rent stabilization, or otherwise limiting our ability to increase rents, charge fees or evict tenants, may impact our revenue or increase our costs;

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our expectations, estimates and assumptions as of the date of this filing regarding outstanding legal proceedings are subject to change; and

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the possibility that we may choose to pay dividends in our stock instead of cash, which may result in stockholders having to pay taxes with respect to such dividends in excess of the cash received, if any.

About this Prospectus
This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell an indeterminate number or amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC” or the “Commission”). Our SEC filings are available to the public free of charge from the SEC’s website at http://www.sec.gov or on our website located at http://www.avalonbay.com. The information on our website is not a part of this prospectus.
In accordance with Section 2-210 of the Maryland General Corporation Law, our board of directors may authorize the issuance of some or all of the shares of any or all of our classes or series of stock without certificates. In addition, we have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” Our charter imposes limitations on the ownership and transfer of our stock. See “Limits on Ownership of Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: AvalonBay Communities, Inc., 4040 Wilson Blvd., Suite 1000, Arlington, Virginia 22203, Attention: Chief Financial Officer.
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. AvalonBay’s SEC file number is 001-12672. We are incorporating by reference the documents listed below, which were previously filed by us with the SEC:
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Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 25, 2021;

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the description of the AvalonBay Communities, Inc. common stock in AvalonBay Communities, Inc.’s Registration Statement on Form 8-B, filed on June 8, 1995, as updated by Exhibit 4.9 to AvalonBay Communities, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 25, 2021, including any amendments or reports filed for the purpose of updating such description; and

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all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, except as to any portion of any future report or document that is not deemed filed under such provisions.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: AvalonBay Communities, Inc., 4040 Wilson Blvd., Suite 1000, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

About AvalonBay Communities, Inc.
AvalonBay Communities, Inc. is a REIT that owns one of the largest portfolios of high-quality multifamily communities in the United States. We develop, redevelop, acquire, own and operate multifamily communities primarily in New England, the New York/New Jersey metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in our expansion markets in Southeast Florida and Denver, Colorado. We focus on leading metropolitan areas in these regions that we believe have been historically characterized by growing employment in high wage sectors of the economy, higher cost of home ownership and a diverse and vibrant quality of life. We believe these market characteristics have offered and will continue in the future to offer the opportunity for superior risk-adjusted returns over the long-term on apartment community investments relative to other markets that do not have these characteristics. In selecting sites for development or acquisition, we favor locations that are near expanding employment centers and convenient to transportation, recreation areas, entertainment, shopping and dining.
Our principal financial goal is to increase long-term shareholder value through the development, redevelopment, acquisition, ownership and, when appropriate, disposition of apartment communities in our markets. To help meet this goal, we regularly (i) monitor our investment allocation by geographic market and product type, (ii) develop, redevelop and acquire interests in apartment communities in our selected markets, (iii) selectively sell apartment communities that no longer meet our long-term strategy or when opportunities are presented to realize a portion of the value created through our investment and redeploy the proceeds from those sales and (iv) endeavor to maintain a capital structure that is aligned with our business risks with a view to maintaining continuous access to cost-effective capital. We pursue our development, redevelopment, investment and operating activities with the purpose of Creating a Better Way to Live. Our strategic vision is to be the leading apartment company in select US markets, providing a range of distinctive living experiences that customers value. We pursue this vision by targeting what we believe are among the best markets and submarkets, leveraging our strategic capabilities in market research and consumer insight and being disciplined in our capital allocation and balance sheet management. We pursue our development and redevelopment activities primarily through in-house development and in-house redevelopment teams, which are complemented by our in-house acquisition platform. We believe that our organizational structure, which includes dedicated development and operational teams in each of our regions, and strong culture are key differentiators, providing us with highly talented, dedicated and capable associates.
We currently operate our apartment communities under three core brands Avalon, AVA and Eaves by Avalon. We believe that this branding differentiation allows us to target our product offerings to multiple customer groups and submarkets within our existing geographic footprint. The Avalon brand is our core offering, focusing on upscale apartment living and high-end amenities and services in urban and suburban markets. Our AVA brand is designed for people who want to live in or near urban neighborhoods and in close proximity to public transportation, services, shopping and night-life. AVA apartments are generally smaller, many engineered for roommate living and feature modern design and a technology focus. Our Eaves by Avalon brand is designed for renters who seek good quality apartment living, often in a suburban setting, with practical amenities and services at a more modest price point. In 2020 we introduced our Kanso brand. The Kanso brand is our smart living brand that provides a low-touch self-service model using smart accessibility and technology for people that seek a high degree of connectivity with less features and frills and more focus on comfort and quality.
AvalonBay elected to qualify as a REIT for U.S. federal income tax purposes for the taxable year ended December 31, 1994, and has not terminated or revoked that election. As a REIT, with limited exceptions, we will not be taxed under federal and certain state income tax laws at the corporate level on our net income to the extent net income is distributed to our stockholders. We have historically made sufficient distributions to avoid tax on retained income, and we intend to make sufficient distributions to avoid income tax at the corporate level. While we believe that we are organized and qualified as a REIT and we intend to operate in a manner that will allow us to continue to qualify as a REIT, there can be no assurance that we will be successful in this regard. Qualification as a REIT involves the application of highly technical and complex provisions of the Code, for which there are limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control.

Our principal executive offices are located at 4040 Wilson Boulevard, Suite 1000, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300. Our website is located at www.avalonbay.com. Information on our website is not deemed to be a part of this prospectus. Our common stock is listed on the NYSE under the symbol “AVB.”

How We Intend to Use the Proceeds
Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of the securities for one or more of the following:
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capital expenditures, including development and redevelopment of apartment communities and acquisitions of apartment communities and portfolios of apartment communities;

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working capital;

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repayment and refinancing of debt or, to the extent applicable, redemption and repurchases of prior issuances of preferred stock and/or repurchases of our common stock; and

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other general corporate purposes.

Description of Debt Securities
We may issue debt securities, which we sometimes refer to in this prospectus as notes, in one or more series under one or more indentures, including debt securities that we may issue under the Indenture dated as of February 23, 2018 (the “2018 Base Indenture”) between AvalonBay and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of March 26, 2018 between AvalonBay and the Trustee (the “2018 First Supplemental Indenture”) and the Second Supplemental Indenture dated as of May 29, 2018 between AvalonBay and the Trustee (the “2018 Second Supplemental Indenture”). Except as otherwise required by the context, references to the “2018 Indenture” in this prospectus and any accompanying prospectus supplement refer to the 2018 Base Indenture, as amended and supplemented by the 2018 First Supplemental Indenture and the 2018 Second Supplemental Indenture, and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the 2018 Indenture, and to any successor trustee. We have filed the 2018 Base Indenture and each of the supplemental indentures referred to above as an exhibit to the registration statement of which this prospectus is a part, and any description of the particular terms of any series of debt securities issued under the 2018 Indenture, and any debt securities that we offer as part of the reopening of that series, is qualified by reference to the text of the 2018 Indenture as filed. The terms of the debt securities of any series will be those specified in or pursuant to the 2018 Indenture and in the applicable debt securities of that series, and those made part of the 2018 Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
As described below under “— Reopening of Prior Issues of Notes,” we may issue additional notes of a series outstanding under the 2018 Indenture, which we sometimes refer to in this prospectus as the reopening of a series of notes. We may also issue additional notes of an outstanding series that were issued (1) pursuant to the 2018 Base Indenture, as amended by the 2018 First Supplemental Indenture but before we entered into the 2018 Second Supplemental Indenture or (2) pursuant to the Indenture, dated as of January 16, 1998 (the “1998 Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 20, 1998, the Second Supplemental Indenture, dated as of July 7, 1998, the Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, the Fourth Supplemental Indenture, dated as of September 18, 2006 and the Fifth Supplemental Indenture, dated as of November 21, 2014 (collectively, together with the 1998 Base Indenture, the “1998 Indenture”), between AvalonBay and The Bank of New York Mellon, as successor trustee. The only series of notes outstanding under the 2018 Indenture, as amended by the 2018 First Supplemental Indenture, is our 4.35% Notes due April 15, 2048, issued on March 26, 2018 in the aggregate principal amount of $300,000,000 (the “4.35% Notes due 2048”). We have filed the 1998 Base Indenture and each of its supplemental indentures referred to above as exhibits to the registration statement of which this prospectus is a part, and any description of the particular terms of any series of debt securities issued under the 1998 Indenture that we offer as part of the reopening of that series is qualified by reference to the text of the 1998 Indenture as filed.
General
The following description of selected provisions of the 2018 Indenture and the debt securities that may be issued thereunder is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the 2018 Indenture, any supplemental indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the 2018 Indenture or the form of the debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the 2018 Indenture, any supplemental indentures and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the 2018 Indenture.
The following description of our debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.
Reopening of Prior Issues of Notes.   We may, from time to time, on one or more occasions and without the consent of the holders of the applicable series of debt securities, reopen and issue additional notes of a series of outstanding notes issued under the 2018 Indenture. We may also reopen and issue additional 4.35% Notes due 2048, if outstanding, and/or one or more issues of outstanding debt securities we have previously issued under the 1998 Indenture. In each such instance, the debt securities that we issue would have the same terms and conditions (including maturity, interest payment terms and CUSIP number) as the then-outstanding debt securities of that series that we had issued on an earlier date, except for the issue date and, to the extent applicable, the issue price, the payment of interest accruing prior to the issue date, and the first interest payment date. After we issue such additional debt securities, they will be fungible with the other debt securities of that series issued on such earlier date or dates. If we issue any such debt securities, we will file a prospectus supplement that describes the terms of the debt securities of that series then outstanding and any additional terms applicable to the debt securities that we will issue in connection with the reopening of that series of debt securities.
Terms of the Debt Securities
We may issue an unlimited principal amount of debt securities under the 2018 Indenture. The 2018 Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including the following terms, among others and to the extent applicable:
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the title of the series of debt securities and whether the debt securities are senior or subordinated;

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the aggregate principal amount of debt securities of the series and any limit thereon;

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whether such debt securities are to be issuable in global form or in registered securities;

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the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which we will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

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the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

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the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

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the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

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the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

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the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

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the terms of any sinking fund or analogous provision;

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if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon us in respect of the debt securities of the series or the 2018 Indenture may be served, if different than the corporate trust office of the Trustee;

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the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of us or any other Person or into any other securities;

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whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

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any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series or any guarantee;

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whether the securities will be secured;

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the covenants subject to covenant defeasance;

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the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

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the identity of the depositary for the global debt securities;

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the circumstances under which we will or any guarantor will pay any additional amounts which are required by the 2018 Indenture or by the terms of any series of debt securities established pursuant to Section 301 of the 2018 Indenture that we are obligated to pay under specified circumstances in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders (“Additional Amounts”) and whether we will have the option to redeem such debt securities rather than pay the Additional Amounts;

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if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

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the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

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if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

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whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

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the exchanges, if any, on which the debt securities of the series may be listed;

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the price or prices at which the debt securities of the series will be sold;

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if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

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the Person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the 2018 Indenture;

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any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the 2018 Indenture; and

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any other terms of debt securities of the series and any deletions from or modifications or additions to the 2018 Indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.
We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Other than the covenants described below under “— Additional Covenants Applicable to Notes Issued Under the 2018 Indenture,” “— Additional Covenants Applicable to the 4.35% Notes due 2048” and “— Additional Notes Applicable to Notes Issued Under the 1998 Indenture,” and except to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, neither the 2018 Indenture nor the 1998 Indenture contains any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a material adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:
(1)
a highly leveraged or similar transaction involving our management, or any affiliate of any of those parties;

(2)
a change of control; or

(3)
a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Redemption and Repurchase
The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.
Covenants
The covenants contained in the 2018 Indenture include the covenants described below, which is not a complete list of such covenants. The 1998 Indenture contains covenants that are generally similar to, but not entirely the same as, those contained in the 2018 Indenture. Certain financial covenants contained in the 2018 Indenture and similar covenants contained in the 1998 Indenture are described below under the caption “— Additional Covenants.”
Except as otherwise stated, capitalized terms used without definition in this prospectus and any accompanying prospectus supplement have the meanings specified in the 2018 Indenture. Capitalized terms used below under the caption “— Additional Covenants” have the meanings specified in the 2018 Indenture, the 2018 Base Indenture and 2018 First Supplemental Indenture, and the 1998 Indenture, as applicable.
Existence
Except as described under “— Merger, Consolidation or Sale” below, we, and any guarantor, will do or cause to be done all things necessary to preserve and keep in full force and effect our, or its, existence, rights (by charter and statutory) and franchises. However, neither we, nor any guarantor, will be required to preserve any such right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of the business.

Maintenance of Properties
We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment. Our obligations with respect to the maintenance of these properties is subject to our judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted in all material respects at all times. We and our Subsidiaries will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in our judgment, doing so is in our best interest and is not disadvantageous in any material respect to the holders of the debt securities, or (3) selling or otherwise disposing of any properties for value in the ordinary course of business.
Insurance
We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by responsible companies in such amounts and covering all such risks as is reasonable as determined by us in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims
We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:
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all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our or any Subsidiary’s income, profits or property;

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all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon our property or the property of any Subsidiary; and

•
excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Additional Covenants
We may issue notes pursuant to the 2018 Indenture, which may include a reopening of an outstanding series of notes previously issued pursuant to the 2018 Indenture. We may also issue additional 4.35% Notes due 2048 as a reopening of that series of notes, if there are 4.35% Notes due 2048 that remain outstanding at that time. Further, we may issue additional notes of a series outstanding at that time under the 1998 Indenture as a reopening of that series.
Notes issued pursuant to the 2018 Indenture, including any notes of an outstanding series issued pursuant to the 2018 Indenture, will have certain covenants that are different from those applicable to (1) any additional 4.35% Notes due 2048 and (2) any notes outstanding under the 1998 Indenture. Some of the additional covenants applicable to notes issued pursuant to the 2018 Indenture, additional 4.35% Notes due 2048 and the 1998 Indenture are described below. Notes issued pursuant to the 2018 Indenture and the 4.35% Notes due 2048 (including any such notes issued in a reopening of that series) are subject to events of default that are different from those that apply to notes outstanding under the 1998 Indenture (including any such notes issued in a reopening of any such series). See “Events of Default.”
Additional Covenants Applicable to Notes Issued Under the 2018 Indenture
The Notes will be issued pursuant to the 2018 Indenture, as amended and supplemented from time to time after the date of this prospectus.
Limitations on Incurrence of Debt.   The following covenants will apply to the Notes. The descriptions below are qualified by reference to more detailed descriptions of our debt securities and the 2018 Indenture elsewhere in this prospectus and to the complete text of the 2018 Indenture.
Aggregate Debt Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and any other Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Debt and the application of the proceeds from such Debt and such other Debt on a pro forma basis, the aggregate principal amount of our Debt would exceed 65% of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of our Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).
Secured Debt Test.   We will not, and will not permit any of our Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and any other Secured Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt and such other Secured Debt on a pro forma basis, the aggregate principal amount of our Secured Debt would exceed forty percent (40%) of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of our Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Secured Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).
Debt Service Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.50 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Company or any of our Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.
Maintenance of Total Unencumbered Assets.   As of each Reporting Date, our Unencumbered Assets will not be less than 125% of our Unsecured Debt.
Definitions.    Terms used but not defined below shall have the meanings set forth in the 2018 Indenture. The following terms have the following meanings:
“Acquisition Property” means a Property acquired by the Company or any Subsidiary of the Company that has been owned for less than four (4) consecutive full fiscal quarters.
“Capitalization Rate” means 6.75%.
“Capitalized Property Value” means, as of any date, with respect to the Company and our Subsidiaries, (i) Property EBITDA for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date, excluding from the calculation of Property EBITDA the financial contributions that would otherwise apply thereto from Acquisition Properties, Development Properties and Gross Book Value Properties, which net amount is then (ii) capitalized at the Capitalization Rate (i.e., divided by the Capitalization Rate expressed as a decimal number).
“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts (which term shall expressly include real estate investment trusts). The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts. Except to the extent expressly provided to the contrary, Corporation does not include joint ventures.
“Debt” means, without duplication, our aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by the Company, as determined in accordance with GAAP, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Company or any Subsidiary of the Company as lessee which is reflected in our balance sheet as a capitalized lease, in accordance with GAAP; provided that Debt also includes, to the extent not otherwise set forth above, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Company or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, our or our Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt.
“Development Property” means a Property currently under development. A Property will remain a Development Property until four (4) consecutive full fiscal quarters after the earlier of (a) 18 calendar months after substantial completion of construction of the Property and (b) the quarter in which the physical occupancy level of residential units of the Property is at least 93%.
“EBITDA” means, with respect to any Person, for any period and without duplication, net earnings (loss) of such Person for such period excluding the impact of the following amounts with respect to any Person (but only to the extent included in determining net earnings (loss) for such period): (i) depreciation and amortization expense and other non-cash charges of such Person for such period, as such Person shall determine in good faith; (ii) interest expense, including prepayment penalties, of such Person for such period; (iii) income tax expense of such Person in respect of such period; (iv) extraordinary and nonrecurring gains and losses, as such Person shall determine in good faith, of such Person for such period, including without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt, foreign currency translation gains or losses; and (v) non-controlling interests. In each case for such period, such Person will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.
“Encumbered Asset Value” means, with respect to the Company and our Subsidiaries, as of any date, the portion of Total Assets serving as collateral for Secured Debt.
“GAAP” and “generally accepted accounting principles” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in the 2018 Indenture is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017, the Company may, in its sole discretion, determine compliance with the covenants contained in the 2018 Indenture using accounting principles generally accepted in the United States of America, consistently applied, as in effect as of the end of any calendar quarter selected by us, in our sole discretion, that is on or after December 31, 2017 and prior to the date as of which compliance with the covenants in the 2018 Indenture is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP.
“Gross Book Value Property” means, as of any date, a Property, other than Development Properties or Acquisition Properties, for which:

(a)
the value of such Property, when calculated by taking the contribution of such Property to Property EBITDA (or, put another way and with the same intended result, taking the result of calculating Property EBITDA as if such Property were the only Property owned by the Company) for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date and capitalizing such amount by the Capitalization Rate (i.e., dividing such contributed amount by the Capitalization Rate expressed as a decimal number), is less than

(b)
the current undepreciated book value of such Property determined in accordance with GAAP.

“Intercompany Debt” means, as of any date, Debt to which the only parties are the Company and any of our Subsidiaries, but only so long as that Debt is held solely by any of the Company and any of our Subsidiaries as of that date and, provided that, in the case of Debt owed by the Company to any Subsidiary, the Debt is subordinated in right of payment to the holders of the Notes.
“Interest Expense” means, for any period, our interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items in accordance with GAAP; (ii) amortization of debt issuance costs; (iii) prepayment penalties; and (iv) non-cash swap ineffectiveness charges.
“Person” and “person” mean any individual, Corporation, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Property” means a parcel (or group of related parcels) of real property.
“Property EBITDA” means, for any period, our EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses.
“Reporting Date” means the date ending the most recently ended fiscal quarter of the Company for which our consolidated financial statements are publicly available, it being understood that at any time when the Company is not subject to the informational requirements of the Exchange Act, the term “Reporting Date” shall be deemed to refer to the date ending the fiscal quarter covered by our most recent quarterly financial statements delivered to the Trustee or, in the case of the last fiscal quarter of the year, our annual financial statements delivered to the Trustee.
“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our Property or other assets or the Property or other assets of any Subsidiary.
“Subsidiary” means, with respect to the Company or any other Person, any Person (excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or equity interest has such voting power by reason of any contingency. Unless the context otherwise requires, “Subsidiary” refers to a Subsidiary of the Company.
“Total Assets” means, as of any date, the sum (without duplication) of: (a) the Capitalized Property Value of the Company and our Subsidiaries; (b) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of the Company and our Subsidiaries at such time; (c) the current undepreciated book value of Development Properties; (d) the current undepreciated book value of Acquisition Properties; (e) the current undepreciated book value of Gross Book Value Properties; and (f) all other assets of the Company and our Subsidiaries excluding accounts receivable and any assets classified as intangible under GAAP. The value of any assets under clauses (b), (c), (d) (e) and (f) above shall be determined in accordance with GAAP.
“Unencumbered Assets” means, as of any date, Total Assets as of such date less Encumbered Asset Value as of such date; provided, however, that all investments by the Company and our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Assets to the extent such investments would otherwise have been included.

“Unsecured Debt” means Debt that is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any Property or other assets of the Company or the Property or other assets of any Subsidiary.
Additional Covenants Applicable to the 4.35% Notes due 2048
The following covenants and related definitions will apply to any additional 4.35% Notes due 2048 (for purposes of this section titled “Additional Covenants Applicable to the 4.35% Notes due 2048” only, the “Notes”) in the event that we reopen the 4.35% Notes due 2048:
Debt Service Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.50 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including, without limitation, to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for the entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.
Aggregate Debt Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and any other Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Debt and the application of the proceeds from such Debt and such other Debt on a pro forma basis, the aggregate principal amount of our Debt would exceed 65% of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).
Secured Debt Test.   We will not, and will not permit any of our Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and any other Secured Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt and such other Secured Debt on a pro forma basis, the aggregate principal amount of our Secured Debt would exceed forty percent (40%) of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Secured Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).

Debt Service Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.25 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including, without limitation, to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for the entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.
Maintenance of Total Unencumbered Assets.   As of each Reporting Date, our Unencumbered Assets will not be less than 125% of our Unsecured Debt.
Definitions.   As used in this “Additional Covenants Applicable to the 4.35% Notes due 2048” with respect to any notes issued pursuant to a reopening of the 4.35% Notes due 2048, the following defined terms have the meanings indicated:
“Acquisition Property” means a Property acquired by the Company or any Subsidiary of the Company during the most recent four (4) consecutive fiscal quarters.
“Capitalized Property Value” means, with respect to any Person, (a) Property EBITDA of such Person for the four (4) consecutive fiscal quarters ended on a Reporting Date divided by (b) the Capitalization Rate.
“Capitalization Rate” means 6.75%.
“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts (which term shall expressly include real estate investment trusts). The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts. Except to the extent expressly provided to the contrary, Corporation does not include joint ventures.
“Debt” means, without duplication, our aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by the Company, as determined in accordance with GAAP, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected in our balance sheet as a capitalized lease, in accordance with GAAP; provided, that Debt also includes, to the extent not otherwise set forth above, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Company or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Company’s or the Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt.
“Development Property” means a Property currently under development on which the improvements have not been completed, or a Property where development has been completed as evidenced by a certificate of occupancy for the entire Property for the 36 month period following the issuance of such certificate of occupancy (provided that we may at our option elect to remove a Property from the category of Development

Properties prior to the completion of the 36 month period, but any such Property may not be reclassified as a Development Property). “Development Property” shall include Property of the type described in the immediately preceding sentence to be (but not yet) acquired by the Company or any Subsidiary upon completion of construction pursuant to a contract in which the seller of such Property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.
“EBITDA” means, with respect to any Person, for any period and without duplication, net earnings (loss) of such Person for such period excluding the impact of the following amounts with respect to any Person (but only to the extent included in determining net earnings (loss) for such period): (i) depreciation and amortization expense and other non-cash charges of such Person for such period, as such Person shall determine in good faith; (ii) interest expense, including prepayment penalties, of such Person for such period; (iii) income tax expense of such Person in respect of such period; (iv) extraordinary and nonrecurring gains and losses, as such Person shall determine in good faith, of such Person for such period, including, without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt, foreign currency translation gains or losses; and (v) non-controlling interests. In each case for such period, such Person will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.
“Encumbered Asset Value” means, with respect to any Person, for any date, the portion of Total Assets serving as collateral for Secured Debt as of such date.
“GAAP” and “generally accepted accounting principles” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in the 2018 Base Indenture, as amended and supplemented by the 2018 First Supplemental Indenture, is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017, we may, in our sole discretion, determine compliance with the covenants contained in the 2018 Base Indenture, as amended and supplemented by the 2018 First Supplemental Indenture, using accounting principles generally accepted in the United States of America, consistently applied, as in effect as of the end of any calendar quarter selected by us, in our sole discretion, that is on or after December 31, 2017 and prior to the date as of which compliance with the covenants in the 2018 Base Indenture, as amended and supplemented by the 2018 First Supplemental Indenture, is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP.
“Intercompany Debt” means, as of any date, Debt to which the only parties are the Company and any of its Subsidiaries, but only so long as that Debt is held solely by any of the Company and any of its Subsidiaries as of that date and, provided that, in the case of Debt owed by the Company to any Subsidiary, the Debt is subordinated in right of payment to the holders of the Securities.
“Interest Expense” means, for any period, our interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items in accordance with GAAP; (ii) amortization of debt issuance costs; (iii) prepayment penalties; and (iv) non-cash swap ineffectiveness charges.
“Property” means a parcel (or group of related parcels) of real property.
“Property EBITDA” means, for any period, our EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses.
“Reporting Date” means the date ending the most recently ended fiscal quarter of the Company for which our consolidated financial statements are publicly available, it being understood that at any time when the Company is not subject to the informational requirements of the Exchange Act, the term “Reporting Date” shall be deemed to refer to the date ending the fiscal quarter covered by our most recent quarterly financial statements delivered to the Trustee or, in the case of the last fiscal quarter of the year, our annual financial statements delivered to the Trustee.

“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our Property or other assets or the Property or other assets of any Subsidiary.
“Subsidiary” means, with respect to the Company or any other Person, any Person (excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or equity interest has such voting power by reason of any contingency. Unless the context otherwise requires, “Subsidiary” refers to a Subsidiary of the Company.
“Total Assets” means, as of any date, the sum (without duplication) of: (a) the Capitalized Property Value of the Company and its Subsidiaries, excluding Capitalized Property Value attributable to Properties acquired or disposed of by the Company or any Subsidiary during the four consecutive quarters ending on such date and Development Properties; (b) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of the Company and its Subsidiaries at such time; (c) the current undepreciated book value of Development Properties and all land held for development; (d) the purchase price paid by the Company or any Subsidiary for any Acquisition Property; and (e) all other assets of the Company and its Subsidiaries. The Company shall have the right to elect to include Capitalized Property Value under clause (a) above from any such Properties that are otherwise subject to valuation under clause (c) or (d) above; provided, however, that if such election is made, any value attributable to such Properties under clause (c) or (d) above shall be excluded from the determination of the amount under clause (c) or (d). The value of any assets under clauses (b), (c), (d) and (e) above (excluding any assets classified as intangible under GAAP) shall be determined in accordance with GAAP.
“Unencumbered Assets” means, as of any date, Total Assets as of such date less Encumbered Asset Value as of such date.
“Unsecured Debt” means Debt that is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our Property or other assets or the Property or other assets of any Subsidiary.
Additional Covenants Applicable to Notes Issued under the 1998 Indenture
The following covenants and related definitions will apply to any additional notes issued under the 1998 Indenture in the event that we reopen a series of notes outstanding under the 1998 Indenture:
Limitations on incurrence of indebtedness.   We will not, and will not permit any Subsidiary, as defined below, to incur any Indebtedness, as defined below, if immediately after giving effect to the incurrence of any additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, is greater than 60% of the sum of, without duplication, the following:
•
the Total Assets, as defined below, of us and our Subsidiaries as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC, or, if this filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of this additional Indebtedness; and

•
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that these proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by the Company or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

In addition, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance, as defined below, upon any of the property of the Company or any Subsidiary if, immediately after giving effect to the incurrence of this additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of the Company and its

Subsidiaries on a consolidated basis which is secured by any Encumbrance on Property of the Company or any Subsidiary is greater than 40% of the sum of, without duplication, the following:
•
the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC, or, if that filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of that additional Indebtedness; and

•
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by the Company or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

The Company and its Subsidiaries may not at any time own Total Unencumbered Assets, as defined below, equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries on a consolidated basis.
In addition, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service, as defined below, to the Annual Service Charge, as defined below, for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be incurred will have been less than 1.5:1, on a pro forma basis after giving effect to it and to the application of its proceeds, and calculated on the assumption that:
•
this Indebtedness and any other Indebtedness incurred by the Company and its Subsidiaries since the first day of that four-quarter period and the application of its proceeds, including to refinance other Indebtedness, had occurred at the beginning of that period;

•
the repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of the period, except that, in making this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of the Indebtedness during that period;

•
in the case of Acquired Indebtedness, as defined below, or Indebtedness incurred in connection with any acquisition since that first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in this pro forma calculation; and

•
in the case of any acquisition or disposition by the Company or its Subsidiaries, of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, this acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition or disposition being included in this pro forma calculation.

Definitions.   As used in this “Additional Covenants Applicable to the 1998 Notes” with respect to any notes issued pursuant to a reopening of a series of notes outstanding under the 1998 Indenture, the following defined terms shall have the meanings indicated:
“Acquired Indebtedness” means Indebtedness of a Person:
•
existing at the time this Person becomes a Subsidiary, or

•
assumed in connection with the acquisition of assets from that Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that Person becoming a Subsidiary or any acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Annual Service Charge” for any period means the maximum amount which is payable during any period for interest on, and original issue discount of, Indebtedness of the Company and its Subsidiaries and the amount of dividends which are payable during that period in respect of any Disqualified Stock, as defined below.

“Capital Stock” means, with respect to any Person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of any Person and any rights, other than debt securities convertible into or exchangeable for corporate stock, warrants or options.
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations, as defined below, of the Company and its Subsidiaries, plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:
•
interest on Indebtedness of the Company and its Subsidiaries;

•
provision for taxes of the Company and its Subsidiaries based on income;

•
amortization of debt discount and other deferred financing costs;

•
provisions for gains and losses on properties and property depreciation and amortization;

•
the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for that period; and

•
amortization of deferred charges.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of that Person which by the terms of that Capital Stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:
•
matures or is mandatorily redeemable, other than Capital Stock which is redeemable solely in exchange for common stock;

•
is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock; or

•
is redeemable at the option of its holder, in whole or in part, other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock, in each case on or prior to the Stated Maturity of the notes.

“Earnings from Operations” means for any period net earnings excluding gains and losses on sales of investments, extraordinary items and property valuations losses, net as reflected in the financial statements of the Company and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind.
“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided that solely for purposes of any calculation required by the financial covenants contained in the Amended and Restated Third Supplemental Indenture to the 1998 Base Indenture, “GAAP” shall mean generally accepted accounting principles as used in the United States on the date of the Amended and Restated Third Supplemental Indenture, applied on a consistent basis.
“Indebtedness” of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:
(1)
borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)
indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary;

(3)
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued, other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Indebtedness under the 1998 Indenture, or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

(4)
the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock;

(5)
any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with GAAP; or

(6)
interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of Indebtedness under (1) through (3) above, that any of these items, other than letters of credit, would appear as a liability on the Company’s consolidated balance sheet in accordance with GAAP, and also includes any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Indebtedness of another person. However, Indebtedness shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or any Subsidiary shall create, assume, guarantee or otherwise become liable for any Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any of these entities.
“Significant Subsidiary” means any subsidiary which is a “Significant Subsidiary,” as defined in Article I, Rule 1-02 of Regulation S-X, under the Securities Act, of the Company.
“Stated Maturity” means, when used with respect to a note or any installment of principal or interest on that note, the date specified on the note as the fixed date on which the principal of that note or installments of principal or interest on that note is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which a majority of the voting power of the Voting Equity Securities or the outstanding equity interests are owned, directly or indirectly, by that Person. For the purposes of this definition, Voting Equity Securities means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has this voting power by reason of any contingency.
“Total Assets” means as of any date the sum of the Undepreciated Real Estate Assets, as defined below, and all other assets of the Company and its Subsidiaries determined in accordance with GAAP, but excluding accounts receivable and intangibles.
“Total Unencumbered Assets” means the sum of those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP, but excluding accounts receivable and intangibles.
“Undepreciated Real Estate Assets” means as of any date the cost, original cost plus capital improvements, of real estate assets of the Company and its Subsidiaries on any date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Unsecured Indebtedness” means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Company or any Subsidiary.
Events of Default
Events of Default — the 2018 Indenture
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series of notes issued under the 2018 Indenture is defined in the 2018 Indenture, as amended and supplemented through the original date of issuance of the relevant series of notes and used in “Description of Debt Securities,” to mean any of the following:
(1)
default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the debt securities of that series;

(2)
default in the payment of the principal of or premium, if any, on or, any Additional Amounts payable in respect of any principal of, or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;
(3)
failure to comply with any of our other agreements contained in the debt securities or the 2018 Indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the 2018 Indenture or which has expressly been included in the 2018 Indenture solely for the benefit of a series of debt securities other than that series) upon receipt by us of notice of such default by the Trustee or receipt by us and the Trustee of written notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and we fail to cure (or obtain a waiver of) such default within ninety (90) days after we receive such notice;

(4)
failure to pay any recourse indebtedness for monies borrowed by us in an outstanding principal amount in excess of $150,000,000 at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to us from the Trustee (or to us and the Trustee from holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding debt securities of that series); or

(5)
specified events of bankruptcy, insolvency, or reorganization with respect to us, any guarantor, any Significant Subsidiary or any of their respective properties.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the 2018 Indenture) of a default relating to such debt securities; provided, however, that the Trustee may withhold notice to the holders of the debt securities of such series of any default, except a default in the payment of the principal of, premium, if any, or interest on any debt securities of such series, or in the payment of any sinking fund installment, if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of the notice is in the interest of the holders; and provided, further, that in the case of an Event of Default as described in (3) above, the Trustee will not give notice to the holders until at least 90 days after the occurrence thereof.
If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions set forth below, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences if:
•
we have paid or deposited with the Trustee a sum of money sufficient to pay all required payments as specified in the 2018 Indenture, including payments of the principal of, any premium and interest on the debt securities of such series, and specified compensation, expenses, disbursement and advances of the Trustee; and

•
all Events of Default with respect to the debt securities of such series, other than the non-payment of principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the 2018 Indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive any past default with respect to the debt securities of such series and its consequences, except:

•
a continuing default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any debt security of such series; or

•
in the case of any debt securities which are convertible into or exchangeable for common equity or other securities or property, a continuing default in any such conversion or exchange; or

•
a continuing default in respect of a covenant or provision contained in the 2018 Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

The 2018 Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the 2018 Indenture or the debt securities of such series, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the 2018 Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.
Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the 2018 Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the 2018 Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the 2018 Indenture or with any series of debt securities or involve the Trustee in personal liability, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action, it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other holder, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Within 120 calendar days after the close of each fiscal year, we must deliver to the Trustee an officer’s certificate, signed by one of our specified officers, stating whether or not such officer has knowledge of any default under the 2018 Indenture and, if so, specifying each such default and the nature and status thereof.
Events of Default — 4.35% Notes due 2048
An Event of Default with respect to any notes issued in a reopening of the 4.35% Notes due 2048 means any Event of Default applicable to notes issued under the 2018 Base Indenture, as supplemented by the First Supplemental Indenture. On the date of this prospectus, the Events of Default under the 2018 Base Indenture, described under “Events of Default — Indenture” above, are the same as the Events of Default that apply to the 4.35% Notes due 2048.
Events of Default — 1998 Indenture
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to any notes issued under the 1998 Indenture as a reopening of that series of notes outstanding under the 1998 Indenture and used in “Description of Debt Securities” to mean any of the following:

•
default in the payment of any installment of interest on any debt security of such series that continues for 30 days;

•
default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

•
default in making any sinking fund payment as required for any debt security of such series;

•
default in the performance or breach of any other covenant or warranty of the Company contained in the 1998 Indenture with respect to any debt security of such series that continues for 60 days after written notice to the Company as provided in the 1998 Indenture;

•
default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, if that default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Company as provided in the 1998 Indenture; provided, however, that such a default on indebtedness which constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an Event of Default;

•
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary; and

•
any other Event of Default provided with respect to a particular series of debt securities.

If an Event of Default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or Indexed Securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•
we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•
all Events of Default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived. The 1998 Indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

•
in the payment of the principal, any premium (or make-whole amount) or interest;

•
in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

•
in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The 1998 Indenture requires each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
The 1998 Indenture provides that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or the securities of any series or for any remedy under the indenture or the securities of any series, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.
The 1998 Indenture provides that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•
is in conflict with any law or the applicable indenture;

•
may involve the trustee in personal liability; or

•
may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of the Company stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Merger, Consolidation and Sale
We may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our property and assets to, any other entity, provided that the following conditions are met:
•
we are the continuing entity, or the successor entity (if other than us) formed by or resulting from such consolidation or merger or which shall have received such sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the 2018 Indenture;

•
immediately after giving effect to the transaction, no Event of Default under the 2018 Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•
either we or the successor entity, in either case, shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the 2018 Indenture and that all conditions precedent provided therein relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) we shall be discharged from our obligations under the debt securities and the 2018 Indenture.
Modification and Waiver
The 2018 Indenture permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the 2018 Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the 2018 Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the 2018 Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:
•
change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities; or

•
reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts payable with respect to any debt securities or related guarantee or change our or any guarantor’s obligation to pay Additional Amounts; or

•
reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security; or

•
adversely affect any right of repayment or repurchase at the option of any holder; or

•
change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt securities or guarantees are payable (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase); or

•
in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such debt securities in accordance with its terms; or

•
impair the holder’s right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity; or

•
reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the 2018 Indenture or specified defaults under the 2018 Indenture and their consequences; or

•
modify the sections of the 2018 Indenture setting forth the provisions of the 2018 Indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the 2018 Indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series; or

•
release a guarantor from any of the obligations under a guarantee except as permitted under the 2018 Indenture;

•
make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property; or

•
change the ranking of the debt securities of any series.

The 2018 Indenture also contains provisions permitting us and any guarantor, as applicable, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the 2018 Indenture, among other things:
•
to evidence a successor to us or any guarantor, if applicable, as under the 2018 Indenture, or successive successions, and the assumption by any such successor of the covenants of us or any guarantor;

•
to add to our covenants or the covenants of any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or any guarantor in the 2018 Indenture;

•
to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

•
to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the 2018 Indenture;

•
to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•
to make any change necessary to comply with any requirement of the SEC in connection with the 2018 Indenture under the Trust Indenture Act;

•
to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the 2018 Indenture;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the 2018 Indenture by more than one trustee;

•
to cure any ambiguity, defect or inconsistency in the 2018 Indenture;

•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the 2018 Indenture of any holder in any material respect;

•
to supplement any of the provisions of the 2018 Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided that the action shall not adversely affect the interests of the holders of debt securities in any material respect;

•
to provide for the issuance of additional debt securities, subject to the limitations established in the 2018 Indenture;

•
to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•
to add to or change any provisions of the 2018 Indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•
to amend or supplement any provision contained in the 2018 Indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

•
to conform the terms of the 2018 Indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The 2018 Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the 2018 Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the 2018 Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into our common equity, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
Discharge, Defeasance and Covenant Defeasance
Satisfaction and Discharge
Upon our direction, the 2018 Indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the 2018 Indenture (except for provisions that survive pursuant to the terms of the 2018 Indenture and the debt securities of such series), including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our, or any guarantor’s, if applicable, obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:
either:
(A)
all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)
all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have irrevocably deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case:
(A)
we have paid all other sums payable under the 2018 Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

(B)
the Trustee has received an officer’s certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the 2018 Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, we or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.
Defeasance and Covenant Defeasance
Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:
•
to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)
the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(B)
the obligations to register the transfer or exchange of those debt securities;

(C)
the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D)
the obligation to maintain an office or agent in the continental United States, in respect of those debt securities; the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(E)
the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(F)
the rights, powers, trusts, duties and immunities of the trustee; or

•
to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the 2018 Indenture related to the preservation of our rights (by declaration of trust and statute) and franchises, and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the 2018 Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.
The legal defeasance or covenant defeasance described above shall only be effective if, among other things:
•
it shall not result in a breach or violation of, or constitute a default under, the 2018 Indenture or any other material agreement or instrument to which we are a party or are bound;

•
in the case of legal defeasance, we shall have delivered to the Trustee an opinion of independent counsel acceptable to the Trustee confirming that:

(A)
we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)
since the date of the 2018 Indenture, there has been a change in applicable U.S. federal income tax law,

•
in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•
in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

•
solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•
we shall have delivered to the Trustee an officer’s certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect a covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which a covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after a covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect that covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or a covenant defeasance with respect to the debt securities of a particular series.
Concerning the Trustee
The 2018 Indenture provides that there may be more than one Trustee under the 2018 Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the 2018 Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the 2018 Indenture. Any Trustee under the 2018 Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.
The Bank of New York Mellon has been appointed to act as the trustee under the 2018 Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the 2018 Indenture at the request of any holder of debt securities, unless offered indemnity or security reasonably satisfactory to it by the holder against the losses, damages, costs, expense and liabilities which might be incurred thereby.
Under the Trust Indenture Act, the 2018 Indenture is deemed to contain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.
Governing Law
The 2018 Indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.
Notices
All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, or delivered electronically pursuant to the applicable procedures of the depositary, to them at their respective addresses in the register maintained by the trustee.

Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the 2018 Indenture:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

•
the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the 2018 Indenture;

•
the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

•
a debt security owned by us or any obligor on the debt security or any of our affiliates or the affiliates of such other obligor shall be deemed not to be outstanding.

Payment, Registration, Transfer and Exchange and Paying Agent
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at our office or at the office of our agent in the continental United States. However, we may, at our option, make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.
Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the 2018 Indenture.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.
Unless otherwise specified in the applicable prospectus supplement, we will not be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•
register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•
issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Transfer and Exchange
Unless specified in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we designate for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Description of Preferred Stock
The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.
General
Under our charter, AvalonBay is authorized to issue 50,000,000 shares of preferred stock. No shares of our preferred stock are currently outstanding.
Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The preferred stock will, when issued following the receipt of full consideration therefor, be fully paid and nonassessable and will have no preemptive rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Terms
You should refer to the prospectus supplement relating to the offering of a series of preferred stock for the specific terms of that series, including, among other terms:
•
its title and stated value;

•
the number of shares of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•
the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•
the date from which dividends on the preferred stock shall accumulate, if applicable;

•
any procedures for auction and remarketing;

•
any provision for a sinking fund;

•
any applicable provision for redemption;

•
any securities exchange listing;

•
the terms and conditions of conversion into common stock, if any, including the conversion price or rate or manner of calculation thereof;

•
any other specific terms, preferences, rights, limitations or restrictions;

•
a discussion of applicable U.S. federal income tax considerations;

•
the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•
any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up of our affairs, rank:
•
senior to all classes and series of our common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends
Holders of the preferred stock of each series will be entitled to receive cash dividends when, as and if declared by our board of directors. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) or amount(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as fixed by our board of directors.
Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.
If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our stock ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless:
•
if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock of such series for all past dividend periods and the then current dividend period; or

•
if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

We must declare all dividends pro rata on all series of preferred stock that rank on a parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bears in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that does not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.
Except as provided in the immediately preceding paragraph, unless:
•
if such series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

•
if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period, we will not: (1) declare, pay or set aside funds to pay dividends or declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation; (2) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends; nor (3) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other shares of our capital stock ranking junior to the preferred stock of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common stock or other shares of stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.
Redemption
If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our stock, the terms of such preferred stock may provide that, if no such shares of our stock have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily convert into the applicable shares of our stock under the conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
•
that series of preferred stock has a cumulative dividend and we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend periods; or

•
that series of preferred stock does not have a cumulative dividend and we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock for the current dividend period.

In addition, except as described below, we will not acquire any preferred stock of a series unless:
•
that series of preferred stock has a cumulative dividend and we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•
that series of preferred stock does not have a cumulative dividend and we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) to preserve our status as a REIT, (2) in accordance with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (3) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
We will mail notice of redemption at least 30 days, but not more than 60 days, before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•
the redemption date;

•
the number of shares and series to be redeemed;

•
the redemption price;

•
the place or places where certificates are to be surrendered for payment of the redemption price;

•
that dividends on the shares to be redeemed will cease to accrue from and after the redemption date;

•
the date upon which the holder’s conversion rights, if any, as to the shares shall terminate; and

•
the specific number of shares to be redeemed from each the holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for the redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Liquidation preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our assets or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Voting rights
Holders of preferred stock will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:
•
authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•
amend, alter or repeal the provisions of our charter or the amendment to our charter designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

The occurrence of any of the events described above in the immediately preceding bullet shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, provided that, the preferred stock remains outstanding with the terms thereof materially unchanged, or, if we are not the surviving entity in such transaction, the preferred stock is exchanged for a security of a surviving entity with terms that are materially the same as the preferred stock. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.
Conversion rights
The terms and conditions upon which any series of preferred stock may be convertible into common stock will be set forth in the applicable prospectus supplement relating to the offering of the series of preferred stock. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders’ option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Restrictions on ownership
For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the amendment to our charter designating each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See “Limits on Ownership of Stock.”
Transfer agent
The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Description of Common Stock
The following is a description of the material terms and provisions of our common stock. You should read our charter and bylaws in their entirety before you purchase any shares of our common stock.
General
Under our charter, we have authority to issue 280,000,000 shares of common stock, par value $.01 per share. Under Maryland law, stockholders whose shares have been duly authorized, validly issued and paid for are generally not responsible for our debts or obligations. As of January 31, 2021, we had 139,527,493 shares of common stock issued and outstanding. Our common stock is listed on the NYSE under the symbol “AVB.”
Dividends
Subject to the preferential rights of any other class or series of stock, none of which are currently outstanding, and to the provisions of our charter regarding excess stock, which are described below, holders of shares of our common stock will be entitled to receive dividends on shares of common stock out of assets that we may legally use to pay dividends, if and when they are authorized by our board of directors and declared by us in compliance with applicable provisions of Maryland law and our charter.
Voting rights
Except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, and, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present if, as a result of stockholder nominations of one or more nominees done in accordance with the bylaws, the number of nominees is greater than the number of directors to be elected at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Directors are elected annually because our board is non-classified and serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.
Liquidation/dissolution rights
Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, holders of shares of our common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities.
Other rights
Subject to the preferential rights of any other class or series of stock and to provisions of our charter regarding excess stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.
Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a different percentage is set forth in the corporation’s charter, which percentage shall not in any event be less than a majority of all of the votes entitled to be cast on such matter. Our charter provides that, except as specifically provided in Section 6.4 of Article VI (relating to removal of Directors), notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Restrictions on ownership
For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See “Limits on Ownership of Stock.”
Transfer Agent
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A., New York, New York.
Limits on Ownership of Stock
Ownership limits
For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. Additionally, the shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to concentrated ownership of capital stock, our charter provides that no person may own (directly, indirectly by virtue of the attribution provisions of the Code, or beneficially under Rule 13d-3 of the Exchange Act) more than 9.8% of any class or series of our stock (15% for some entities as described below). Notwithstanding the preceding sentence, the board of directors at its option and in its sole discretion may approve ownership greater than the applicable ownership limitation by selected persons or entities. Our board of directors does not expect that it would waive the applicable ownership limit unless the board of directors receives evidence to its satisfaction that the waiver of the limit will not jeopardize our status as a REIT and an agreement in writing from the person seeking the waiver that any violation or attempted violation of any other limitation as the board may establish or any other restrictions and conditions as the board may impose will result, as of the time of such violation, in the conversion of any shares in excess of the original limit into excess stock, and the board of directors also decides that the waiver is in our best interests. Any transfer of shares of stock, including any security convertible into shares of stock, shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of stock in excess of the applicable ownership limit, absent a valid waiver of this ownership limit or (2) would result in our disqualification as a REIT, including any transfer that would (a) result in the shares of stock being beneficially owned by fewer than 100 persons, (b) result in us being “closely held” within the meaning of Section 856(h) of the Code or (c) result in us constructively owning 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the applicable ownership limit, then the purported transfer will be void and of no force or effect with respect to the intended transferee as to that number of shares in excess of the ownership limit. The intended transferee will acquire no right or interest in the excess shares; or, in the case of any event other than a purported transfer, the person holding record title to any shares in excess of the ownership limit shall cease to own any right or interest in the excess shares. In both cases, neither the intended transferee nor the person holding record title to any shares in excess of the ownership limit shall have any right to: (1) transfer or otherwise dispose of the excess stock, (2) vote the excess stock or (3) receive any dividend or distribution paid with respect to the excess stock, as further explained below.

Under the Code, some types of entities, which includes pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940, will be looked through for purposes of the five or fewer test described above. Our charter limits these pension plans and mutual funds to owning no more than 15% of any class or series of our stock.
Shares owned in excess of the ownership limit
Stock owned, or deemed to be owned, or proposed to be transferred to a stockholder in excess of the ownership limit will be converted automatically into shares of excess stock and will be transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person who could own the shares without violating the ownership limit and distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares of excess stock or (2) the sales proceeds received by the trust for the shares of excess stock. In the case of any excess stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess stock to a qualified person or entity and distribute to the person holding record title to the shares in excess of the ownership limit an amount equal to the lesser of (A) the fair market value of the excess stock as of the date of the event or (B) the sales proceeds received by the trust for the excess stock. In either case, any proceeds in excess of the amount distributable to the proposed transferee or person holding record title to the shares in excess of the ownership limit, as applicable, will be distributed to the beneficiary of the trust.
Upon the transfer of shares of excess stock by the trustee, the shares shall be converted automatically into an equal number of shares of the same class and series that were converted into the excess stock, and the shares of excess stock will be automatically retired and canceled and will thereupon be restored to the status of authorized but unissued shares of excess stock. Prior to a sale of any excess stock by the trustee, the trustee will be entitled to receive in trust for the beneficiary, all dividends and other distributions paid with respect to the excess stock. In addition, while the shares of excess stock are held in trust, the holder of shares will not be entitled to vote such shares.
Neither the proposed transferee nor any person holding record title to any excess stock shall have any right to receive any dividend or distribution paid with respect to the excess stock. Any dividend or distribution paid on excess stock prior to discovery by us of the violation of the applicable ownership limit shall be repaid to us. In addition, neither the proposed transferee nor any person holding record title to any excess stock shall have any voting rights with respect to the excess stock. Any vote of any excess stock prior to discovery by us of the violation of the applicable ownership limit shall, subject to applicable law, be rescinded and deemed void and shall be recast by the trustee acting for the benefit of the beneficiary; provided, however, that such vote shall not be rescinded and recast if we have already taken irreversible corporate action. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock.
Right to purchase excess stock
In addition to the foregoing transfer restrictions, we have the right for a period of 90 days to purchase all or any portion of the excess stock from the proposed transferee or any person holding record title to any excess stock for a price per share equal to the lesser of:
(1)
the price per share initially paid for the stock by the proposed transferee or, in the case of excess stock resulting from any event other than a transfer or from a transfer for no consideration (such as a gift), the average of the closing price per share for the class of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date of such event or transfer, as applicable; or

(2)
the average closing price per share for the class or series of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date we elect to purchase the shares.

The 90-day period begins on the date of the purported transfer or non-transfer event that violated the applicable ownership limit if the proposed transferee or person holding record title to any excess stock gives notice to us of the transfer or non-transfer event, as applicable, or if no notice is given, the date our board of directors determines that such a transfer has been made or such a non-transfer event has occurred.
General
The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. The board may, in its sole discretion, waive the ownership limits if evidence is presented that such ownership of shares in excess of the ownership limit will not jeopardize our qualification as a REIT, the person seeking the waiver agrees in writing that any violation or attempted violation of any other limitation as the board may establish or any other restrictions and conditions as the board may impose will result, as of the time of such violation, in the conversion of any shares in excess of the original limit into excess stock and the board otherwise decides in its sole discretion that such action is in our best interest.
Our stockholders are required to disclose to us in writing any information with respect to their ownership of our stock that we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.
The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.
Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment
The following is a summary of certain U.S. federal income tax considerations relating to (i) our qualification and taxation as a REIT, (ii) the acquisition, ownership and disposition of shares of our common stock, and (iii) the acquisition, ownership and disposition of certain of our debt securities. If we offer shares of preferred stock or debt securities pursuant to the prospectus, the applicable prospectus supplement will describe certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of those shares of preferred stock or, to the extent not discussed below, debt securities.
Because this is a summary that is intended to address only certain material U.S. federal income tax considerations that generally will apply to all holders relating to (i) the ownership and disposition of our common stock, and (ii) the ownership and disposition of our debt securities, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:
•
the tax consequences to you may vary depending on your particular tax situation;

•
special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a pass-through entity or investor in such an entity s, a person who holds 10% or more (by vote or value) of our stock, a person holding shares of our common stock and/or our debt securities as part of a short sale, hedge, conversion, straddle, synthetic security or other integrated investment, constructive sale or other integrated transaction for U.S. federal income tax purposes, a person required to accelerate any item as a result of such income being recognized on an applicable financial statement, a person who marks-to-market our common stock, a person who makes an election under Treasury Regulations Section 1.1272-3(a) to accrue interest on our debt or securities using the constant yield method, a non-corporate taxpayer subject to the alternative minimum tax, a “controlled foreign corporation,” a “passive foreign investment company,” a person eligible for benefits under an income tax treaty to which the United States is a party, a U.S. expatriate, a U.S. stockholder (as defined below) whose “functional currency” (as defined in Section 985 of the Code) is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

•
this summary does not discuss the impact that any U.S. federal taxes other than income taxes (such as estate and gift taxes), U.S. state and local taxes, alternative minimum taxes, estate taxes, and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary;

•
this summary assumes that stockholders hold our common stock and debt securities as a “capital asset” within the meaning of Section 1221 of the Code;

•
with respect to the debt securities, this summary addresses only fixed rate debt securities issued by us without original issue discount, or OID (as defined below), and does not deal with holders other than those who purchase the debt securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers);

•
this summary does not address U.S. federal income tax considerations applicable to tax-exempt organization and non-U.S. persons, except to the limited extent described below; and

•
this discussion is not intended to be, and should not be construed as, tax advice.

In addition, the following summary does not address any U.S. federal income tax considerations to holders of our outstanding stock (including common stock) that could result if we issue any redeemable preferred stock at a price that exceeds its redemption price by more than a de minimis amount or that otherwise provides for dividends that are economically a return of the stockholder’s investment (rather than a return on the stockholder’s investment), which preferred stock could be considered “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code and treated under such Treasury Regulations as a financing instrument among the holders of the fast-pay stock and our other stockholders.
The information in this section is based on the current Code, current, temporary and proposed income tax regulations promulgated under the Code (“Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and a court could agree with the IRS. The following discussion describes the tax rules applicable to REITs as in effect as of the date of this prospectus and, with limited exceptions, does not address any rules that may have applied to us during prior periods.
You should review the following discussion and consult with your own tax advisor to determine the effect of (i) the purchase, ownership and disposition of our common stock and/or (ii) the purchase, ownership and disposition of our debt securities on your individual tax situation, including any state, local or non-U.S. tax consequences.
Taxation of AvalonBay as a REIT
We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.
We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code, as in effect for each applicable taxable period. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results have satisfied or will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.
Goodwin Procter LLP has acted as our tax counsel in connection with this registration statement. Goodwin Procter LLP is of the opinion that commencing with our taxable year ended on December 31, 1994, our form of organization and our prior, current, and proposed ownership and operations (as represented by us to Goodwin Procter LLP) are such as to have enabled us to qualify and continue to qualify as a REIT under the applicable provisions of the Code. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part.
Goodwin Procter LLP’s opinion is based on representations, statements and covenants made by us as to certain factual matters relating to our formation, organization, ownership, method of operation, and other matters affecting our ability to qualify as a REIT. Goodwin Procter LLP has not verified those representations, statements or covenants and their opinion assumes that such representations, statements and covenants are true, correct and complete, that we (and any subsidiaries we have) have been owned and operated and will continue to be owned and will continue to operate in accordance with such representations, statements and covenants and that we will take no action inconsistent with our status as a REIT. In addition, this opinion is based on the law existing and in effect as of its date (and to the extent applicable, the law in effect for prior periods covered by their opinion). Our qualification as a REIT will depend on our ability to have met and to meet on a continuing basis, through actual operating results, actual ownership, the asset composition, source of income, distribution levels, diversity of share ownership, recordkeeping and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not verified and will not verify our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year ended December 31, 1994 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock or debt of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.
So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:
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We will be subject to regular U.S. federal corporate income tax on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

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If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

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If we have net income from “prohibited transactions,” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

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If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the product of (1) the amount by which we failed the 75% or 95% gross income test for such taxable year (whichever amount is greater), multiplied by (2) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests (as described below), other than a failure by a statutory de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of (1) $50,000 or (2) the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal corporate income tax rate.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification if we pay a penalty of $50,000 for each such failure.

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If we fail to qualify for taxation as a REIT because we have accumulated non-REIT earnings and profits at the end of the relevant year (i.e., any earnings and profits that we inherit from a taxable C corporation during the year, such as through tax-free merger or tax-free liquidation with a taxable C corporation, and that are not distributed or otherwise offset during the taxable year), and the presence of non-REIT earnings and profits at year-end is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

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We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)
85% of our REIT ordinary income for the year;

(2)
95% of our REIT capital gain net income for the year; and

(3)
any undistributed taxable income from prior taxable years.

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We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

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We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to tax at the highest regular U.S. federal corporate income tax rate. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. The results described in this paragraph assume that the non-REIT corporation does not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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Income earned by our taxable REIT subsidiaries (other than any non-U.S. taxable REIT subsidiaries) will be subject to regular U.S. federal corporate income tax.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT.
We elected to be taxed as a REIT under the Code effective with our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year ended December 31, 1994, unless otherwise noted.

The discussion below summarizes current law except where expressly noted otherwise. We do not believe any differences between the current requirements for qualification as a REIT and the requirements in effect for any prior year have prevented us from qualifying as a REIT for any period.
The Code defines a REIT as a corporation, trust, or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)
that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(6)
generally, during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)
that uses a calendar year for U.S. federal income tax purposes; and

(9)
that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable and conditions (5) and (6) do not have to be met until after the first taxable year for which a REIT election is made. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.
We believe that we have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.
To monitor its compliance with condition (6) above, a REIT is required maintain records regarding the actual ownership of its shares. To do so, it must send annual demand letters to the record holders of significant percentages of its stock requesting information regarding the actual ownership of its shares (i.e., the persons required to include our dividends in their gross income). If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. Failure to comply with such requirements could subject us to monetary penalties. If you fail or refuse to comply with the demand letters, you will be required by the Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
We have complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year ended December 31, 1994.

For purposes of condition (8) above, we have adopted a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.
Ownership of Partnership Interests by a REIT.   A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income for purposes of the REIT asset and gross income tests described below. The assets and gross income of the partnership generally retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of gross income of any entity taxable as a partnership for U.S. federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the REIT qualification requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership or disregarded entity in which it holds an interest.
To the extent we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. The assets of one of our joint ventures with Equity Residential include indirect interests in partnerships controlled by Equity Residential, and thus for purposes of our compliance with the REIT asset and gross income requirements we will be treated as owning our proportionate share of the assets and as receiving our proportionate share of gross income of the Equity Residential partnerships in which the joint venture has an interest. Although Equity Residential has agreed to operate those partnerships in compliance with the REIT requirements, we cannot assure you that such Equity Residential partnerships will be operated in compliance with the REIT requirements. Failure by those partnerships to comply with the REIT requirements could potentially jeopardize our REIT status.
The discussion above does not apply to our interest in any entity treated as a corporation for U.S. federal income tax purposes. If an entity that we treated as a partnership for U.S. federal income tax purposes was determined instead to be taxed as a corporation, we could fail one or more of the REIT income and asset tests described below. Generally, a domestic unincorporated entity with two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” However, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Moreover, certain publicly traded partnerships will avoid being treated as a corporation for U.S. federal income tax purposes if the partnership derives at least 90% of its gross income from certain specified sources of “qualifying income.” We do not believe that any of our direct or indirect subsidiary partnerships should be treated as corporations under the publicly traded partnership rules. However, a contrary determination could prevent us from qualifying as a REIT.
Under the Code, a partnership that is not treated as a corporation under the publicly traded partnership rules generally is not subject to U.S. federal income tax; instead, each partner is allocated its distributive share of the partnership’s items of income, gain, loss, deduction and credit and is required to take such items into account in determining the partner’s income. However, rules applicable to U.S. federal income tax audits of partnerships, require a partnership to pay the hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit or in other tax proceedings, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. As a result of these rules, it is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.
Qualified REIT Subsidiaries and Other Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). Other entities that are wholly-owned by us (either directly or through other disregarded subsidiaries), including any domestic unincorporated entity that would be treated as a partnership if it had more than one owner, but not including taxable REIT subsidiaries, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. For U.S. federal income tax purposes, all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary or other disregarded subsidiary of a REIT will be treated as assets, liabilities and items of income, gain, loss, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
Our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities. However, if a disregarded subsidiary or qualified REIT subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership (if not formerly a qualified REIT subsidiary) or a taxable corporation (if formerly a qualified REIT subsidiary). Such an event could, depending on the circumstances, adversely affect our ability to satisfy the asset tests and gross income tests (as discussed below), including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation.
Taxable REIT Subsidiaries.   A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% or more of the vote or value of a subsidiary corporation, that other subsidiary corporation will also be treated as our taxable REIT subsidiary. A domestic taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular C corporation (and a non-U.S. taxable REIT subsidiary TRS would be subject to U.S. federal income tax on certain U.S. source income and income effectively connected with a U.S. trade or business, if any).
Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT gross income tests. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.
A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be represented by securities of one or more taxable REIT subsidiaries.
We may conduct material activities through taxable REIT subsidiaries and the amount of U.S. federal, state and local income taxes incurred by our taxable REIT subsidiaries may be material.
Subsidiary REITs.   We may from time to time own interests in other entities that intend to qualify as REITs for U.S. federal income tax purposes. Each such subsidiary REIT will be individually subject to the same REIT qualification requirements described in this prospectus. Additionally, if any such entity in which we own an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a taxable REIT subsidiary, as further described below. Investments in subsidiary REITs may pose additional challenges, such as smaller income and asset bases against which to absorb nonqualifying income and assets. In the case of a subsidiary REIT acquired by purchase, its REIT qualification during our period of ownership could depend on the seller’s compliance with the REIT requirements for periods prior to acquisition. If we sell a subsidiary REIT during the year, such subsidiary’s qualification as a REIT for the portion of the year prior to the sale generally would depend on the buyer’s compliance with the REIT requirements for the remainder of such subsidiary’s taxable year in which the sale occurs.
Income Tests Applicable to REITs.
To qualify as a REIT, we must satisfy two gross income tests annually.
75% Gross Income Test.   First, at least 75% of our gross income for each taxable year(excluding gross income from prohibited transactions and certain other income and gains described below) generally must be derived directly or indirectly from (i) “rents from real property,” (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property, and including gain from the sale of certain personal property ancillary to such real property), (iv)_ dividends or other distributions paid by other qualifying REITs and gain from the sale of shares of other qualifying REITs, (v) abatements and refunds of taxes on real property (vi), income and gain derived from foreclosure property, (vi) other specified sources relating to real property or mortgages thereon, and (vii) income from some types of temporary investments.
95% Gross Income Test.   Second, at least 95% of our gross income for each taxable year( excluding gross income from prohibited transactions and certain other income and gains described below) must be derived from any combination of (i) income qualifying under the 75% test, (ii) dividends, (iii) interest, and (iv) gain from the sale or disposition of stock or securities, which need not have any relation to real property.
Rents from Real Property.   Rents we receive will qualify as “rents from real property” for purposes of satisfying the REIT gross income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” (as defined below) will not qualify as rents from real property for purposes of the REIT gross income tests unless the tenant is a taxable REIT subsidiary and either (1) at least 90% of the total leased space of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (2) the property leased to the taxable REIT subsidiary is a hotel or a health care facility and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease (determined based on the fair market value as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.
Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are not “impermissible tenant services.” Impermissible tenant services are services to tenants other than services that are both usually and “customarily furnished or rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide impermissible tenant services(except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received, by the REIT with respect to such services, or (ii) 150% of our direct cost in providing the service during the taxable year. If the impermissible tenant service income from a property in a taxable year exceeds 1% of our total income from such property in that taxable year, then all of the income from that property will fail to qualify as rents from real property for such taxable year. If the total amount of impermissible tenant service income from a property for a taxable year does not exceed 1% of our total income from that property for that taxable year, the services will not disqualify any other income from the property that otherwise qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have provided and expect to continue to provide services at our multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible tenant services, income from the provision of such services with respect to a given property has not and will not jeopardize our status as a REIT. We believe that any services with respect to our communities that may not be provided by us directly without jeopardizing our status as a REIT have been, and, if applicable, will continue to be, performed by independent contractors or taxable REIT subsidiaries.
Dividend Income.   Taxable dividends from a taxable REIT subsidiary and gain from a sale or other taxable disposition of interests in a taxable REIT subsidiary will qualify under the 95% gross income test, but not the 75% gross income test. Our need to satisfy the 75% gross income test may adversely affect our ability to distribute earnings from, or dispose of our investment in, a taxable REIT subsidiary.
Nonqualifying Income.   We have earned and continue to earn amounts of nonqualifying income. For example, we earn fees related to the development and management of properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these and certain other activities has not affected and will not affect our ability to meet the gross income tests.
Prohibited Transaction Tax.   Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties, consistent with our investment objectives. We cannot provide any assurance, however, that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay regular U.S. federal corporate income tax on its taxable income and gains.
Foreclosure Property.   Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate income rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.
Hedging Transactions and Foreign Currency Gains.   We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements. In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.
Satisfaction of the Gross Income Tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if (i) our failure to meet the tests is due to reasonable cause and not due to willful neglect and, (ii) following our identification of such failure for any taxable year, we attach a schedule describing the sources and nature of our gross income for such taxable year to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “— Taxation of AvalonBay as a REIT” even if these relief provisions apply, a tax would be imposed on the amount of nonqualifying income.
Asset Tests Applicable to REITs.
At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:
(1)
at least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the gross income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raised through of shares of our stock or certain public offerings of debt obligations with at least a five-year term;

(2)
not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)
except for equity investments in REITs, qualified REIT subsidiaries, or other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our taxable REIT subsidiaries, (a) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (b) we may not own securities possessing more than 10% of the voting power of any one issuer’s outstanding securities; and (c) we generally may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)
not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)
not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Shares in other qualifying REITs are treated as “real estate assets” for purposes of the REIT assets tests, while shares of our taxable REIT subsidiaries do not qualify as “real estate assets.”
Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.
Satisfaction of the Asset Tests.   We believe that our assets comply with the asset tests with respect to each such issuer and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. and Accordingly, we cannot provide any assurance that the IRS will not disagree with our determinations.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy any such asset tests results from an acquisition of securities or other property during a quarter, the failure generally can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.
Moreover, if we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000.
Even if we do not qualify for any of the foregoing relief provisions, if we fail any of the asset tests, we are permitted to avoid disqualification as a REIT, if (i) the failure is due to reasonable cause and not willful neglect, (ii) following our identification of the failure we filed a schedule in accordance with Treasury Regulations describing each asset that caused the failure, and (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred. As discussed under “— Taxation of AvalonBay as a REIT,” if we must rely on this relief provision to preserve our REIT status, we must pay a penalty tax.
Annual Distribution Requirements Applicable to REITs.
To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of non-cash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time when we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “— Taxation of AvalonBay as a REIT” for a discussion of the possible recognition of built-in gain. These distributions generally must be paid in the taxable year to which they relate. However, qualifying distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any calendar year that is payable to a stockholder of record on a specified date in one of those month, such dividend will be treated as both paid by us and received by the stockholder on December 31 of such year, if such dividend is actually paid during January of the following calendar year. Second, distributions may be made in the following taxable year if we declare them before we timely file our tax return for the year in question and we pay them with or before the first regular dividend payment date after the declaration is made. These distributions will be taxable to our stockholders in the year in which they are paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
For any non-publicly offered REIT in which we invest in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide such REIT with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to regular U.S. federal corporate income tax on these retained amounts. We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:
(1)
85% of our REIT ordinary income for the year;

(2)
95% of our REIT capital gain net income for the year; and

(3)
any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed.
We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.
We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. However, it is possible that we, from time to time, may choose to retain cash to fund capital projects or future operations or may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, in part due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In such event, we may find it necessary to arrange for borrowings or pay taxable stock dividends in order to meet the distribution requirement.
We may seek to satisfy our distribution requirements by making taxable stock dividends. Moreover, we may determine to utilize certain stock dividends the proper treatment of which is not entirely clear without obtaining a private letter ruling from the IRS confirming the treatment of the stock dividend as a taxable stock dividend. In that case, it is possible that the IRS could challenge our treatment of the stock dividend as a taxable stock dividend, and if such challenge were successful the stock dividend would not count towards satisfying our distribution requirements.
Tax on Built-in Gains of Former C Corporation Assets.
If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”
Record-Keeping Requirements.
We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.
Failure of AvalonBay to Qualify as a REIT.
In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.
If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and subject to limitations of the Code, distributions to our stockholders will generally be taxable to U.S. stockholders as dividends whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, dividends received by our corporate U.S. stockholders may be eligible for a dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.
Taxation of U.S. Stockholders
When we refer to a U.S. stockholder, we mean a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
(1)
an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

(2)
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, or of a political subdivision of the United States;

(3)
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)
a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

If a partnership holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of ownership and disposition of shares of common stock by the partnership.
Distributions by AvalonBay.   For so long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits (that are not designated as capital gain dividends) will be taxable as dividend income. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not qualify for treatment as qualified dividend income taxed as net capital gain for non-corporate U.S. stockholders. Dividends paid to a corporate U.S. stockholder will generally not qualify for the dividends received deduction generally available to corporations.
However, for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts or estates generally may deduct up to 20% of “qualified REIT dividends” (generally, received from by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder’s shares. Rather, such distributions will reduce the U.S. stockholder’s adjusted tax basis in such shares. Distributions in excess of current and accumulated earnings and profits that exceed a U.S. stockholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares, taxable as capital gains in the amount of such excess if the shares are held as a capital asset.
If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and our stockholders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
The above applies regardless of whether the distributions by us are reinvested pursuant to the Dividend Reinvestment and Stock Purchase Plan. This discussion applies equally to distributions payable in cash and taxable stock distributions.
Capital Gain Dividends.   We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends generally are taxed to U.S. stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. However, U.S. shareholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” (which is generally taxed at a higher rate than long term capital gain tax rates for non-corporate U.S. stockholders), if we incur such gain. Additionally, corporate U.S. stockholders may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.
Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to regular U.S. federal corporate income tax on any undistributed capital gains and our earnings and profits will be adjusted appropriately. On such a designation, a U.S. stockholder:
(1)
will include in its income as long-term capital gains its proportionate share of such undistributed capital gains;

(2)
will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder’s tax liability on the undistributed capital gains; and

(3)
will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid.

Passive Activity Losses and Investment Interest Limitation.   Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any “passive activity losses” against such income or gain. Distributions made by us, to the extent they do not constitute a return of capital or a capital gain dividend, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.
Other Tax Considerations.   To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Such losses, however, are not passed through and U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
Sales of Shares.   Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (x) the amount of cash and the fair market value of any property received on the sale or other disposition and (y) the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the shares (generally, if an asset has been held for more than one year it will produce long-term capital gain), the stockholder’s tax bracket and the stockholder’s status (i.e., as an individual or other noncorporate U.S. stockholder or as a corporate U.S. stockholder). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate U.S. stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition.
If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Tax on Unearned Income.   A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. stockholder’s modified gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000 depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our common stock and gain from the sale of our common stock. If you are a U.S. person that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock.
Information Reporting and Backup Withholding.   The amount of distributions we pay during each calendar year and he proceeds of any sale or other disposition of our stock will be reported to our U.S.

stockholders and the IRS. Under the backup withholding rules, a stockholder may be subject to backup withholding at a with respect to distributions unless the U.S. stockholder:
(1)
is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

(2)
provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s U.S. federal income tax liability, provide the required information is timely furnished to the IRS.
Treatment of Tax-Exempt U.S. Stockholders
Provided that a tax-exempt U.S. stockholder has not held its common stock as “debt financed property” within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt U.S. stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.
However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our company will generally constitute UBTI; however, an organization exempt under Section 501(c)(9) or (c)(17) of the Code may reduce UBTI if it properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.
Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a pension-held REIT if it meets the following two tests:
(1)
it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)
either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

For pension-held REITs, the percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies, in which case no dividends are treated as UBTI, where this percentage is less than 5% for any taxable year. Before investing in our common stock, a tax-exempt U.S. stockholder should consult its tax advisors with regard to UBTI and the suitability of an investment in our common stock.
U.S. Taxation of Non-U.S. Stockholders
General.   The rules governing the U.S. federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. When we refer to a “non-U.S. stockholder,” we mean a beneficial owner of our common stock that is, for U.S. federal income tax purposes, a nonresident alien individual or a foreign corporation and is not otherwise subject to special treatment under the Code. This disclosure does not address stockholders that are non-U.S. trusts or estates, and additional considerations may apply to stockholders that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. Non-U.S. stockholders should consult with their own tax advisors and financial planners to determine the impact of U.S. federal, state and local income tax or similar laws on ownership of our common stock, including any reporting requirements. The discussion below assumes we have qualified as a REIT and will continue to qualify as a REIT.
Distributions by AvalonBay.   Distributions paid by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gain dividends will be treated as dividends taxed as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under many treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to these dividends, and are generally not subject to withholding, unless an applicable income tax treaty provides otherwise. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax on its effectively connected earnings and profits at a 30% rate, or lower applicable treaty rate.
Distributions in excess of our current and accumulated earnings and profits (not attributable to gains from disposition of U.S. real property interests) that exceed the non-U.S. stockholder’s basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of its common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits and not attributable to gains from our sales or exchanges of U.S. real property interests will not be taxable to a non-U.S. stockholder to the extent they do not exceed the adjusted basis of the non-U.S. stockholder’s shares (determined separately for each share). Instead, they will reduce adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a non-U.S. stockholder’s shares, they will be treated as gain from the sale or disposition of the non-U.S. stockholder’s shares and may be subject to tax as described in the “— Sale of Common Stock” portion of this section below. However, as discussed below, we may nevertheless withhold on such distributions. adjusted basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.
Subject to the discussion below regarding capital gain dividends and FIRPTA, we expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:
(1)
a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or Form W-8BEN-E evidencing eligibility for that reduced treaty rate with us; or

(2)
the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income that is effectively connected with such non-U.S. stockholder’s trade or business within the U.S.

We may be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.
In light of potential difficulties in properly characterizing a distribution for purposes of the above withholding rules, we may decide to withhold at the highest rate that we determine could apply.
Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

(1)
the investment in our common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

(2)
the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on his or her net U.S. source capital gains.

As noted below, however, we may be required to withhold with respect to capital gain dividends even if the dividends are not subject to U.S. federal income tax.
Distributions Attributable to Sale or Exchange of Real Property.   Subject to the exception discussed below for 10% or smaller holders of regularly traded classes of stock and the special rules for “qualified foreign pension funds” or “qualified shareholders,” under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. The term “U.S. real property interests” includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose real estate and business assets consist of U.S. real property interests. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to the 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.
We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. stockholder, based on the status of such holder, of any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of U.S. real property interests. Under long-standing regulations, we also may be required to withhold on any distributions to non-U.S. stockholders that we designate as capital gain dividends, including any distributions that could have been designated as capital gain dividends. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability. A non-U.S. stockholder who receives distributions attributable to gain from a sale or exchange by us of U.S. real property interests will be required to file a U.S. federal income tax return for the taxable year.
A non-U.S. stockholder that owns, actually or constructively, no more than 10% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to FIRPTA withholding with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, and also should not be subject to withholding on capital gain dividends, provided that our common stock is regularly traded on an established securities market. In the case of a capital gain dividend attributable to U.S. real property interest gain, a recipient exempt from tax under FIRPTA by reason of not owning more than 10% of such class of stock must treat the capital gain dividend as an ordinary dividend subject to the rules discussed above.
Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.
Sale of Common Stock.   Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to U.S. taxation unless:
(1)
the investment in our common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as

U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above;
(2)
the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3)
our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders. For these purposes, in the case of any class of our stock that is regularly traded on an established securities market, a person holding less than 5% of such class of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.
Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.
Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. This rule does not apply if the exception for distributions to 10% or smaller holders of regularly traded classes of stock is satisfied.
Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:
(1)
the class or series of stock sold is considered regularly traded under applicable Treasury Regulations on an established securities market located in the United States, such as the NYSE; and

(2)
the selling non-U.S. stockholder owned, actually or constructively, 10% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

If the gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax.
Qualified Shareholders.   To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a U.S. real property interest for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as a from the sale or exchange of our stock) will not be subject to U.S. federal income tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a U.S. real property interest (and capital gains dividends attributable to the gain from the sale of a U.S. real property interest and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i) (A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the “applicable percentage” of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a U.S. real property interest will be treated as amounts realized from the disposition of a U.S. real property interest. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock (applying certain constructive ownership rules).
Qualified Foreign Pension Funds.   For FIRPTA purposes, neither a “qualified foreign pension fund” (as defined below) nor any entity all of the interest of which are held by a qualified foreign pension fund is treated as a foreign person, thereby exempting such entities from tax under FIRPTA. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees or, in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities, and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under proposed Treasury Regulations that taxpayers generally may rely on, but which are subject to change, a “qualified controlled entity” also is not treated as a foreign person for purposes of FIRPTA. Under such proposed Treasury Regulations, a qualified controlled entity generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities or partnerships.
As a result of this exemption from FIRPTA, but subject to the discussion below regarding income or gain effectively connected with the conduct of a U.S. trade or business, (i) distributions received by qualified foreign pension funds and their non-U.S. wholly owned subsidiaries and qualified controlled entities will be taxed as dividends of ordinary income to the extent that the distributions are made out of our current or accumulated earnings and profits and not designated by us as capital gain dividends, and to that extent will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax, (ii) distributions in excess of our current or accumulated earnings and profits and distributions that we designate as capital gain dividends received by qualified foreign pension funds and non-U.S. wholly owned subsidiaries and their qualified controlled entities will not be subject to U.S. federal income tax and (iii) gain of a qualified foreign pension fund or its non-U.S. wholly owned subsidiary or qualified controlled entity from the sale or exchange of our stock will not be subject to U.S. federal income tax. Notwithstanding the preceding sentence, the qualified foreign pension fund (or subsidiary or qualified controlled entity) generally will be subject to a U.S. federal income tax at the same graduated rates applicable to U.S. stockholders with respect to any ordinary dividends, capital gain dividends and/or gains from the sale or exchange of our stock (including distributions in excess of current or accumulated earnings and profits treated as gain from the sale or exchange of our stock) that are treated as effectively connected with the qualified foreign pension fund’s (or the subsidiary’s or qualified controlled entity’s, as applicable) conduct of a U.S. trade or business, unless an applicable income tax treaty provides otherwise, and a qualified foreign pension fund (or subsidiary or qualified controlled entity) also treated as a corporation for U.S. federal income tax purposes may be subject to the additional 30% branch profits tax on its effectively connected earnings and profits, subject to certain adjustments.

Information Reporting and Backup Withholding.   The applicable withholding agent will report to our non-U.S. stockholders and the IRS the amount of dividends treated as paid during each calendar year and the amount of any tax withheld with respect to such payments. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides or is established under the provisions of an applicable income tax treaty or agreement. In addition, a non-U.S. stockholder may be subject to backup withholding with respect to dividends paid on shares of our stock, unless the non-U.S. stockholder certifies that it is not a U.S. person or otherwise establishes an exemption. If the proceeds of a disposition of stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing non-U.S. stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer, provided, however, that if the proceeds from a disposition of stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will apply only if the broker-dealer has actual knowledge that the owner is not a non-U.S. stockholder, and (B) information reporting will apply unless the non-U.S. stockholder certifies its non-U.S. status. Prospective non-U.S. purchasers should consult their tax advisors and financial planners concerning these rules.
Taxation of U.S. Holders of Our Debt Securities
This summary addresses fixed rate debt securities issued by us without OID (as defined below) for U.S. federal income tax purposes, and does not deal with (i) holders other than those who purchase the debt securities on original issuance at their issue price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), (ii) holders who hold their debt securities with amortizable bond premium (which generally arises if the holder’s tax basis in the debt security exceeds its stated redemption price at maturity, as defined below), or (iii) holders who have made an election on Treasury Regulations Section 1.1272-3(a) to accrue interest on our debt securities using the constant yield method.
When we refer to a “U.S. holder,” we mean a beneficial owner of the debt securities that is not subject to special treatment under the Code and is for U.S. federal income tax purposes:
(1)
a citizen or resident, as defined in Code Section 7701(b), of the United States;

(2)
a corporation created or organized under the laws of the United States, any state thereof or of a political subdivision of the United States;

(3)
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

(4)
a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring the debt securities, you should consult your tax advisors.
Stated Interest.   Stated interest on our debt securities will be includable in income of a U.S. holder as ordinary interest income at the time such interest is received or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

Disposition of Debt Securities.   Upon the sale, exchange, redemption, repurchase, or other taxable disposition of the debt securities, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. holder paid for the debt security, decreased by the amount of any payments received, other than stated interest payments. Such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of the debt security generally will be long-term capital gain or loss if the debt security were held for more than one year. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.
Original issue discount.   The foregoing discussion under “Taxation of U.S. Holders of Our Debt Securities” assumes that our debt securities are not issued with original issue discount, or OID, for U.S. federal income tax purposes, and does not address the taxation of debt securities issued with OID. The taxation of debt securities issued with OID is complex; the following paragraph provides a basic summary of the OID framework but does not contain a complete discussion of all the rules that may apply to our debt securities issued with OID.
If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with OID for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to such difference and must be included in income as ordinary interest no later than as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder’s regular method of tax accounting. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security, other than “qualified stated interest.” “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate that properly takes into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.
U.S. holders may, upon election, include in income all interest, including stated interest, de minimis OID, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, that accrues on the debt securities by using the constant yield method applicable to OID, subject to limitations and exceptions.
A U.S. holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. holder paid for a debt security issued with OID, decreased by the amount of any payments received, other than qualified stated interest payments, and increased by any accrued OID previously included in such U.S. holder’s income.
Medicare Tax.   Income and gains in respect of our debt securities may constitute “net investment income” for purposes of the Medicare Tax described above at “— Taxation of U.S. Stockholders — Medicare Tax on Unearned Income” If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our debt securities.
Information Reporting and Backup Withholding.   Information reporting to the IRS generally will apply to payments of stated interest (and accruals of OID, if any) with respect to debt securities and the proceeds of any sale, exchange, redemption, retirement or other taxable disposition of debt securities, and backup withholding may also apply to such payments and proceeds unless the U.S. holder:
(1)
is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

(2)
provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability (or may be refunded) provided the required information is timely provided to the IRS.
Taxation of Non-U.S. Holders of Our Debt Securities
This summary addresses only fixed rate debt securities issued by us and does not deal with holders other than those who purchase the debt securities on original issuance at their issue price or with holders who hold the debt securities with amortizable bond premium.
When we refer to a “non-U.S. holder” we mean a beneficial owner of the debt securities that is a foreign corporation or a nonresident alien individual for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code. This discussion does not address holders that are non-U.S. trusts or estates, and additional considerations may apply to beneficial owners of our debt securities that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. The rules governing the U.S. federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult their tax advisors to determine the effect of U.S. federal, state, local and non-U.S. tax laws, as well as tax treaties, with regard to an investment in the debt securities.
Payments of principal and interest (including OID) on the debt securities beneficially owned by a non-U.S. holder generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding the Foreign Account Tax Compliance Act, or FATCA, withholding; provided, in the case of interest (including OID), each of the following conditions is met:
(1)
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(2)
the non-U.S. holder is not a controlled foreign corporation, as defined in the Code, that is related, directly or indirectly, to us; and

(3)
the non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Code Section 881(c)(3)(A).

In order for a non-U.S. holder to qualify for the above exemption from taxation on interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate IRS Form W-8 from the non-U.S. holder that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a “United States person” within the meaning of the Code and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s appropriate IRS Form W-8 to the withholding agent. An appropriate IRS Form W-8 is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect and may be effective for additional periods if certain requirements are satisfied. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new, appropriate IRS Form W-8.
To the extent that interest income with respect to a debt security is not exempt from U.S. federal withholding as described above and subject to the discussion below regarding effectively connected interest, a non-U.S. holder will be subject to U.S. federal withholding tax on the gross amount of such interest income currently imposed at a 30% rate unless such tax is eliminated or reduced under an applicable income tax treaty and the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E).
A non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any gain realized on a sale, exchange or other disposition of the debt securities unless the gain is effectively connected with a trade or business conducted by such non-U.S. holder in the United States or, in the case of an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met. Any amount received by a non-U.S. holder on the sale, exchange or other disposition of the debt securities attributable to accrued but unpaid stated interest will be subject to U.S. federal withholding tax and income tax as to the extent applicable for interest income, as described above.
If a non-U.S. holder engages in a trade or business in the United States, and if interest (including OID) on the debt security (or gain recognized on its sale, exchange or other disposition) is effectively connected with the conduct by such non-U.S. holder of such trade or business (and where an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment), the non-U.S. holder will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is classified as a corporation for U.S. federal income tax purposes, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the non-U.S. holder’s effectively connected earnings and profits (including interest on, and any gain recognized on the sale, exchange or other disposition of, a debt security) that is effectively connected with a U.S. trade or business, subject to certain adjustments.
Information Reporting and Backup Withholding.   The amount of interest (including any OID) paid and the amount of tax, if any, withheld with respect to those payments will be reported to the Non-U.S. holder and the IRS. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. holder resides or is established.
In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest, provided that the withholding agent does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person, and has received a validly executed IRS Form W-8 as described above.
Information returns will not be filed with the IRS in connection with the payment of proceeds from a sale or other disposition (including a retirement or redemption) of debt securities if paid within the United States or through certain U.S.-related payors, and backup withholding may apply to such payments, unless the withholding agent has received an appropriate statement on the applicable IRS Form W-8, as described above.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Other Tax Consequences for AvalonBay, its Stockholders and Holders of Debt Securities
Other U.S. Federal Income Tax Withholding and Reporting Requirements; FATCA.   The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not exempt under the administrative guidance or an intergovernmental agreement or not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury Department requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interest in such foreign financial institutions) held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into “intergovernmental agreements” may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees.
Additional Legislative or Other Actions Affecting REITs.   The U.S. federal income tax rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury

Department and it is possible that there could be future changes that could adversely impact our stockholders or holders of our debt securities. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders and our holders of debt securities may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our common stock and/or our debt securities.
Certain State, Local, and Non-U.S. Taxes.   AvalonBay, its subsidiaries, its stockholders and holders of the debt securities may be subject to state, local and foreign tax in states, localities or foreign countries, including those in which we or they transact business or reside. The state, local and foreign tax treatment of AvalonBay, its stockholders, and holders of the debt securities may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or debt securities. To the extent that we and our taxable REIT subsidiaries are required to pay U.S. federal, state, local or foreign taxes, we will have less cash available for distribution to stockholders.

Plan of Distribution
We may sell securities to or through underwriters, and we may also sell securities directly to other purchasers or through dealers or agents. Unless otherwise indicated in a prospectus supplement or other offering materials, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and these underwriters will be obligated to purchase all the securities if any are purchased.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement or other offering materials will describe the method of distribution of the securities.
In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter, dealer or agent that will participate in the distribution of the securities will be identified, and any compensation it will receive will be described, in the prospectus supplement or other offering materials.
Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make relating to these liabilities. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the prospectus supplement or other offering materials.
If so indicated in a prospectus supplement or other offering materials, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
Experts
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Legal Matters
Certain legal matters with respect to the securities to be offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

$400,000,000
AvalonBay Communities, Inc.
1.900% Senior Notes due 2028

Prospectus Supplement

November 8, 2021

Joint Book-Running Managers
BofA Securities	Deutsche Bank Securities		PNC Capital Markets LLC		Wells Fargo Securities
Barclays	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	Truist Securities
Co-Managers
TD Securities	BNY Mellon Capital Markets, LLC	RBC Capital Markets	Ramirez & Co., Inc.
	Scotiabank	US Bancorp